                                                                     Exhibit 2.3

                            ASSET PURCHASE AGREEMENT

            This ASSET PURCHASE  AGREEMENT (this "Agreement") is entered into as of May 12, 2005 by and among RELATIONSERVE  ACCESS, INC., a Delaware corporation
("Relationserve") and wholly-owned subsidiary of RELATIONSERVE, INC. ("Parent");
OMNI POINT MARKETING,  LLC, a Florida limited liability company (the "Company");
and the Members of the Company  listed on the execution  page of this  Agreement
(collectively,  the "Members").  Certain other capitalized terms used herein are defined in Article XI and throughout this Agreement.

                                    RECITALS

            The  Company is in the  business  of  providing  internet  media and online  and  offline  marketing  programs,  including  permission  based  e-mail advertising,  e-mail  database  append  services,  online  surveys,  ad  serving networks and internet compiled direct mail lists (the "Business"). Relationserve desires to  purchase  and the  Company  desires to sell,  certain of its assets, properties and business to  Relationserve  which  constitute the Business as now being  conducted  (the  "Acquisition"),  which  sale does not  represent  all or substantially  all of the  assets of  Company,  as more fully  described  on the
Schedules  and  Exhibits  annexed  hereto,  on  the  terms  and  subject  to the conditions set forth in this Agreement.

                               TERMS OF AGREEMENT

            In  consideration  of the premises  and the mutual  representations, warranties,  covenants  and  agreements  contained  herein,  and intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE I

            1.1 PURCHASED  ASSETS.  Upon the terms and subject to the conditions of this Agreement,  at the Closing (as defined in Article III), the Company will sell, convey,  transfer,  assign and deliver to Relationserve (or one or more of its  assignees)  all of the  right,  title and  interest  in and to the  assets, properties,  business and rights of every kind and  description,  whether  real, personal or mixed, tangible or intangible, wherever located (except those assets of the  Company  which are  specifically  excluded  as  provided  in Section 1.2 hereof) as they shall exist on the Closing Date (as defined in Article III) that constitute the Business and such other assets, properties,  business and rights, whether or not  appearing  on the Current  Balance  Sheet (as defined in Section
5.7) or the books or records of the Company  appearing on any Schedule hereto as
Purchased Assets (collectively,  the "Purchased Assets"),  free and clear of any
Lien (as  defined  in Section  11.1)  other than as  permitted  herein.  Without limiting the  generality of the foregoing,  the Purchased  Assets shall include, but not be limited to, the following:

            (a) Database.  All information contained in the databases maintained by the Company (the "Database").

            (b)  Other  Tangible  Personal  Property.  The  machinery,  computer
equipment,    computer   software,   equipment,   tools,   supplies,   leasehold
improvements,   construction  in  progress,   furniture  and  fixtures,  trucks,
automobiles, vehicles and any other fixed assets owned or leased by the Company,

as more particularly described on Schedule 1.1(b) attached hereto not related to the Excluded  Assets,  and whether or not such appear on Schedule 1.1(b) if such
Other Tangible Personal Property is necessary or useful to the Business;

            (c) Customer  Accounts.  All of the  customer  accounts and customer
account   contracts  (the  "Customer   Contracts")  of  the  Company,   as  more
particularly  described  on  Schedule  1.1(c)  attached  hereto as shall be made available  in written or  electronic  form,  including  as are  recorded  in any accounting or other system or software,  which shall also  constitute  Purchased
Assets hereunder;

            (d) Assumed  Contracts.  All of the  interest,  rights and  benefits accruing to the Company  under any dealer,  sales or service  agreements  or any other  Contracts  (as  defined in Section  11.1) to which the Company is a party
which  are  set  forth  on  Schedule   1.1(d)   attached  hereto  (the  "Assumed
Contracts");

            (e)  Prepayments.  All prepaid and  deferred  items of the  Company, including without limitation, prepaid rentals, insurance, taxes, tax refunds and unbilled charges and deposits relating to the operations of the Company;

            (f)  Receivables.  All  receivables  of the  Company  (collectively,
"Receivables"),  including  without  limitation all trade accounts  receivables, notes  receivable,  receivables  arising as a result of contracts in transit and receivables from manufacturers,  insurance companies, service contract providers and any other  vendors or  suppliers  of the Company not related to the Excluded
Assets;

            (g)  Equipment  Leases.  All of the  interest  of and the rights and benefits accruing to the Company as lessee under leases of machinery,  vehicles, equipment,  tools,  furniture  and fixtures  and other fixed assets  ("Equipment
Leases"), as more particularly described on Schedule 1.1(h) attached hereto;

            (h)  Intangible  Property.  All of  the  proprietary  rights  of the
Company,  including  without  limitation  all  Intellectual  Property  and other similar  intangible  property  and  rights  relating  to the  Business,  and all goodwill  developed  through  the  use of  such  property  and  rights,  as more particularly described on Schedule 1.1(i) attached hereto;

            (i)  Licenses and Permits.  To the extent  assignable,  all permits, licenses, certificates of authority, franchises,  accreditations,  registrations and other authorizations issued or used in connection with the Business; and

            (j) Books,  Records and Other Assets. All operating data and records of the  Company,  including  without  limitation,  customer  lists and  records, financial,  accounting  and credit  records,  correspondence,  budgets and other similar documents and records, and all of the Company's telephone and telecopier numbers, and post office boxes, including,  without limitation,  all accounting, bookkeeping,  recordkeeping, financial, and similar software and systems, as are
presently   maintained   by   Company,   all  vendor,   customer,   and  account
identification  information and numbers,  files and records related thereto, and the system as is presently  operated by the  Company,  including  all  hardware, software,  licenses, records,  workstations,  manuals, guides, support, helpdesk accounts and similar items known as "MAX 90" system and software.

            1.2 EXCLUDED  ASSETS.  Notwithstanding  anything to the contrary set forth in Section 1.1, the Purchased Assets shall exclude the following assets of the Company ("Excluded  Assets"):  (i) the Purchase Price (as defined in Section
2.1)  and  other  rights  of  the  Company  under  this   Agreement;   (ii)  the
organizational  records and ownership records of the Company;  (iii) any assets, properties,  business and rights not related to the  Business;  (iv) any assets, properties,  business  and rights  related  to any  software  known as  "L-Soft"
wherever located and any assets, properties,  business and rights related to the
L-Soft  Software  Claims (as described in Schedule 5.10 hereto);  (v) any leased premises of the  Company  and any claims or rights of Company as tenant  against any landlord thereunder,  including the claim to refund of any security deposits with  respect to such leased  premises or other Real  Property or Real  Property
Leases claims or rights; (vi) any claims or contract rights against Cenuco, Inc.
for  damages  or  indemnification  as  a  result  of  the  Cenuco  Purchase  (as hereinafter defined); and (vii) the stock of subsidiaries, if any.

            1.3  ASSIGNMENT  OF  CONTRACTS.  Notwithstanding  anything  in  this
Agreement to the contrary,  this Agreement shall not constitute an assignment of any claim, contract, license,  franchise, lease, commitment,  sales order, sales contract,  supply  contract,  service  agreement,  purchase  order  or  purchase commitment if an attempted  assignment  thereof,  without the consent of a third party thereto,  would constitute a breach thereof or in any way adversely affect the rights of Relationserve  thereunder.  If such consent is not obtained, or if any attempt at an assignment  thereof would be  ineffective  or would affect the rights of the Company thereunder so that Relationserve would not in fact receive all such rights,  the Company shall reasonably  cooperate with  Relationserve to the extent necessary to provide for Relationserve the benefits under such claim, contract, license,  franchise,  lease, commitment,  sales order, sales contract, supply  contract,  service  agreement,  purchase  order or purchase  commitment, including  subcontracting all rights and obligations thereunder to Relationserve and  enforcement for the benefit of  Relationserve  of any and all rights of the
Company  against a third party thereto arising out of the breach or cancellation by such third party or  otherwise  to the  fullest  extent  permitted  by law or agreement.

                                   ARTICLE II

                       PURCHASE PRICE; ASSUMED LIABILITIES

            2.1 PURCHASE  PRICE.  (a) The total purchase price to be paid to the
Company  for the  Purchased  Assets  (the  "Purchase  Price")  shall  be paid as follows:

                (i)  3,500,000  shares  (less the Deferred  Amount  described in
            Section  2.2(b)),  of common  stock,  par value  $.0001 per share of
            Parent (the "Relationserve Common Stock"); and

                (ii) $400,000 by wire transfer of immediately  available  funds, which  shall be used by the  Company at Closing to pay  Indebtedness
            (as  defined in Article  XI) in such  amounts  and to such payees as shall be determined by Company,  with the consent of  Relationserve,

            which consent shall not be unreasonably  withheld,  provided no cash amounts shall be utilized for payment to Members or their affiliates without consent of Relationserve in its sole discretion.

            (b) A total of 350,000  shares of Parent Common Stock (the "Deferred
Amount")  (including any securities of any other issued received in exchange for such shares) shall be held by Parent and subject to  cancellation as provided by
Article X hereof.

            (c) All certificates representing any shares of the capital stock of the Parent (and any successor to parent)  issuable  under this  Agreement  shall have endorsed thereon a legend substantially as follows:

            "THESE  SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933 OR THE LAWS OR REGULATIONS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR
SALE, PLEDGED,  HYPOTHECATED,  TRANSFERRED OR OTHERWISE DISPOSED OF ("TRANSFER")
IN THE ABSENCE OF AN EFFECTIVE  REGISTRATION  STATEMENT OR AN OPINION OF COUNSEL
SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. TRANSFERS OF
THE  SHARES  REPRESENTED  BY THIS  CERTIFICATE  ARE  SUBJECT  TO THE TERMS OF AN
AGREEMENT BY AND BETWEEN THE HOLDER AND THE ISSUER  THEREOF,  A COPY OF WHICH IS
ON FILE WITH THE SECRETARY OF THE COMPANY"

            2.2 ASSUMED  LIABILITIES.  As of the  Closing,  Relationserve  shall assume and agree to pay,  discharge and perform when lawfully due (provided that
Relationserve reserves all rights to seek indemnification  pursuant to Article X hereof) all of the  obligations,  duties and  liabilities  of the  Company  with respect to the following (the "Assumed  Liabilities"):  (a) Customer  Contracts,
Assumed  Contracts,  and Equipment  Leases;  and (b) current  liabilities of the
Company as reflected on the Current  Balance Sheet  (including  Tax accruals for sales,  employee  withholding  and payroll taxes,  limited to the amount of such accrual and as accrued or incurred in the ordinary course of business consistent with past practices),  net of payments of such current liabilities that are paid as directed by Company at Closing from the cash portion of the Purchase Price.

            2.3 EXCLUDED  LIABILITIES.  Except for the Assumed Liabilities,  the
parties expressly agree that Relationserve  shall not assume or otherwise become liable for any other obligations or liabilities of the Company including but not limited to any of the following  liabilities (the "Excluded  Liabilities"):  (a)
any liability or obligation relating to Indebtedness, other liabilities or Taxes
(as defined in Article XI) of the Company;  (b) any Environmental  Liability (as
defined in Article XI); (c) any liability or obligation  relating to any default under any of the Assumed Liabilities to the extent such default existed prior to the  Closing;  (d)  any  liability  or  obligation  (which  is  not  an  Assumed
Liability), whether in tort, contract or for violation of any law, statute, rule or regulation of the Company or the Members or any officer,  director,  employee or agent of the Company,  that arises out of or results from any act,  omission, occurrence  or  state  of  facts  prior to the  Closing;  (e) any  liability  or obligation of the Company with respect to or arising out of any Employee Benefit
Plan (as defined in Section 5.16), collective bargaining agreements or any other plans or arrangements for the benefit of any current or former employees, leased employees,  officers,  Members or  directors  of the  Company or any  affiliated companies,  which are maintained by the Company,  any affiliated  company or any third party;  (f) any liability or obligation of the Company or the Members with respect to the Excluded Assets  (including,  without  limitation,  Relationserve shall not assume  any  liability  or  obligation  with  respect to or related to
L-Soft Software or the L-Soft Software Claims);  (g) any liability or obligation of the  Company  to the  Members or any of its or their  Affiliates,  whether by contract,  pursuant  to law,  or  otherwise;  (h) any  liability  under any Real
Property or Real Property Leases; and (i) any liability or obligation to Cenuco,
Inc. or in connection  with any matter related to an Asset  Purchase  Agreement, dated as of October 21, 2004 with Cenuco,  Inc.  (the "Cenuco  Purchase") or the termination  thereof or any claims or agreements  related  thereto;  and (j) any obligations to Company employees not hired by Relationserve.

            2.4  NO  EXPANSION  OF  THIRD  PARTY  RIGHTS.   The   assumption  by
Relationserve  of the  Assumed  Liabilities,  and the  transfer  thereof  by the
Company,  shall in no way  expand  the  rights or  remedies  of any third  party against  Relationserve  or the Company as  compared  to the rights and  remedies which such third party would have had against the Company had  Relationserve not assumed such  liabilities.  Without  limiting the  generality  of the  preceding sentence,  the assumption by Relationserve of the Assumed  Liabilities shall not create any third party beneficiary rights.

            2.5  TAX-FREE   TREATMENT.   The  parties  hereto  intend  that  the
transactions contemplated by this Agreement (in conjunction with other transfers contemplated by  Relationserve)  shall be treated as a tax-free  contribution of the Purchased Assets to Parent pursuant to Section 351 of the Code. In addition, it is agreed that such treatment shall be  consistently  reflected by each party on their  respective  federal  income tax  returns.  The Company  shall  furnish
Relationserve/Parent  with the respective tax bases of the Purchased  Assets and other tax information that Relationserve/Parent may reasonably request.

            2.6  CLOSING  AUDIT.  (a)  Within  twenty-five  (25) days  after the
Closing Date, the Company's  auditor shall deliver to  Relationserve an audit of the  financial  statements  (statements  of income and  operations  and  balance sheets) of the Company as at and for the period ended December 31, 2004 and 2003 and an unaudited  financial  statement  for the quarter ended March 31, 2005 and reviewed by such  auditor in  accordance  with the rules of the  Securities  and
Exchange  Commission (the  "Financial  Statements") in such form and meeting the requirements  for small business  issuers under the rules and regulations of the
Securities  and Exchange  Commission  ("SEC") for  inclusion in a Form 8-K to be filed by Parent or a successor to Parent,  and all other  financial  information
(including  notes to the  year  end  financial  statements),  together  with the consent of the Company's  auditors suitable for filing with the SEC. The audited financial  statements  shall be prepared in accordance with GAAP and comply with the  requirement  for be prepared for the purpose of inclusion of such report or
SEC filing. The fees and expenses of the audit shall be borne by the Company.

                                  ARTICLE III

                                     CLOSING

            Subject to and after  fulfillment  or waiver of the  conditions  set forth in Article  VIII and  Article  IX of this  Agreement,  the  Closing of the purchase and sale of the Purchased  Assets (the "Closing") shall take place on a date selected by Relationserve within three (3) business days after satisfaction or waiver of such conditions, at the offices of Olshan Grundman Frome Rosenzweig
& Wolosky  LLP, 65 East 55th Street,  New York,  NY 10022 or such other time and place as the parties may otherwise  agree.  The date on which the Closing occurs shall be referred to herein as the "Closing Date".

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF RELATIONSERVE

            As a material  inducement  to the  Company  and the Members to enter into this  Agreement and to consummate  the  transactions  contemplated  hereby,
Relationserve makes the following representations and warranties to the Company:

            4.1 CORPORATE STATUS. Relationserve is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            4.2 CORPORATE POWER AND AUTHORITY.  Relationserve  has the corporate power and  authority  to execute  and  deliver  this  Agreement,  to perform its obligations  hereunder and to consummate the transactions  contemplated  hereby.
Relationserve  has taken all action  necessary to authorize  the  execution  and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

            4.3  ENFORCEABILITY.  This Agreement has been duly executed and when delivered  by  Relationserve  will  constitute  the  legal,  valid  and  binding obligation of  Relationserve,  enforceable  against  Relationserve in accordance with its terms,  except as such  enforceability  may be  limited  by  applicable bankruptcy,  insolvency,  reorganization,  moratorium, or similar laws affecting the enforcement of creditors' rights generally and general equitable  principles regardless of whether such  enforceability  is considered in a proceeding at law or in equity.

            4.4 NO  COMMISSIONS.  Relationserve  has not incurred any obligation for any  finder's  or  broker's  or  agent's  fees  or  commissions  or  similar compensation in connection with the transactions contemplated hereby.

            4.5 PARENT COMMON STOCK.  Upon  consummation  of the Acquisition and the issuance  and  delivery of  certificates  representing  Parent  Common Stock pursuant to Section  2.2(a),  such Parent Common Stock will be duly  authorized, validly issued, fully paid and non assessable and free of any preemptive rights.
The authorized  capital stock of Parent consists of 40,000,000  shares of Common
Stock, par value $0.0001 per share, and 1,000,000 shares of Preferred Stock, par value $0.0001 per share, of which  5,266,000  shares of Common Stock were issued and  outstanding  as of the Closing  Date,  and  6,632,500  warrants to purchase
Common  Stock  were  issued,   prior  to  giving  effect  to  the   transactions
contemplated  hereunder,   and  prior  to  issuance  of  any  additional  shares
contemplated in connection with any further  acquisitions that may be undertaken by Parent whether or not presently contemplated.

            4.6 NO VIOLATION.  The  execution and delivery of this  Agreement by
Relationserve,  the performance by Relationserve (and Parent) of its obligations hereunder and the consummation by Relationserve (and Parent) of the transactions contemplated  hereby will not (i) contravene any provision of the Certificate of
Incorporation or bylaws of Relationserve  (or Parent),  (ii) violate or conflict with any law, statute,  ordinance,  rule, regulation,  decree, writ, injunction, judgment or order of any  Governmental  Authority  or of any  arbitration  award which is either applicable to, binding upon or enforceable against Relationserve
(or  Parent),  (iii)  conflict  with,  result in any breach of, or  constitute a default  (with or without  the  passage of time or the giving of notice or both)
under,  or  give  rise  to a right  to  terminate,  amend,  modify,  abandon  or accelerate,  any Contract  which is applicable  to,  binding upon or enforceable against  Relationserve  (or  Parent),  or (iv)  require the  consent,  approval, authorization  or permit of, or filing with or notification to, any Governmental
Authority, any court or tribunal or any other Person.

            4.7 RECENT  ORGANIZATION.  Relationserve  was  organized  on May 29,
2005.  Relationserve has not under taken any material business or activity other than in  contemplation  of its  organization  and the acquisition of one or more businesses engaged in Internet advertising and related activities, fund raising, and start-up capital and has no liabilities  other than incurred in the ordinary course of its  formation  and business,  and up to $240,000  original  principal amount of bridge loans.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                                   THE MEMBERS

            As a  material  inducement  to  Relationserve  to  enter  into  this
Agreement and to consummate the transactions  contemplated  hereby,  the Company and the Members, jointly and severally,  make the following  representations and warranties to Relationserve and Parent:

            5.1 CORPORATE  STATUS.  The Company is a limited  liability  company duly  organized,  validly  existing and in good  standing  under the laws of the
State of Florida,  and has the requisite power and authority to own or lease its properties and assets and to carry on its business as now being  conducted.  The
Company is qualified to transact business as a foreign limited liability company in each  jurisdiction  in which the nature or  character  of its  properties  or assets or the conduct of its  business  requires  except in those  jurisdictions where the failure to so qualify would not have a Material  Adverse  Effect.  The
Company has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its  business.  There is no pending or  threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the
Company.

            5.2 POWER AND AUTHORITY.  The Company has the power and authority to execute and deliver of this Agreement,  to perform its obligations hereunder and to consummate the transactions  contemplated  hereby.  The Company has taken all action  necessary to authorize the execution  and delivery this  Agreement,  the
performance  of  its   obligations   hereunder  and  the   consummation  of  the
transactions  contemplated  hereby.  The Members have the requisite  competence, power and  authority to execute and deliver  this  Agreement,  to perform  their respective obligations hereunder and to consummate the transactions contemplated hereby.

            5.3  ENFORCEABILITY.  This  Agreement  has been  duly  executed  and delivered by the Company and the Members,  and this  Agreement  constitutes  the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms,  except as such enforceability may be limited by applicable bankruptcy,  insolvency,  reorganization,  moratorium,  or similar laws  affecting  the  enforcement  of  creditors'  rights  generally and general equitable principles  regardless of whether such enforceability is considered in a proceeding at law or in equity.

            5.4  CAPITALIZATION.  Schedule  5.4 sets forth,  with respect to the
Company,  all  outstanding  membership  interests,  the name and address of each holder  of any such  membership  interests  and  percentage  or  amount  of such membership  interests  held by each Member as of the date hereof and the Closing
Date.  There  are  no  outstanding  or  authorized  rights,  options,  warrants, convertible securities,  subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company to issue  or sell any  membership  interests  (or  securities  convertible  into or
exchangeable  for  membership   interests).   There  are  no  outstanding  stock
appreciation,  phantom stock, profit  participation or other similar rights with respect  to the  Company.  Other  than as set forth  herein  and as set forth on
Schedule  5.4,  there  are no  proxies,  voting  rights or other  agreements  or understandings  with  respect  to the  voting  or  transfer  of  the  membership interests  of the Company.  Except as set forth on Schedule  5.4, the Company is not obligated to redeem or otherwise  acquire any of its outstanding  membership interests.  The  Members  are the  record and  beneficial  owners of all of such membership  interests and the Members owns such  membership  interests  free and clear of all Liens, restrictions and claims of any kind.

            5.5 NO VIOLATION. Except as set forth on Schedule 5.5, the execution and delivery of this Agreement by the Company and the Members,  the  performance by the Company and the Members of their respective obligations hereunder and the consummation  by the Company and the  Members of the  transactions  contemplated hereunder will not (i) contravene any provision of the articles of  organization or operating  agreement of the Company,  (ii) violate or conflict  with any law, statute,  ordinance,  rule, regulation,  decree, writ,  injunction,  judgment or order of any Governmental  Authority or of any arbitration award which is either applicable to, binding upon or enforceable  against, the Company, the Members or the  Purchased  Assets,  (iii)  conflict  with,  result  in any  breach  of,  or constitute  a default  (with or  without  the  passage  of time or the giving of notice  or  both,  constitute  a  default)  under,  or give  rise to a right  to
terminate,   amend,  modify,  abandon  or  accelerate,  any  Contract  which  is applicable to, binding upon or enforceable  against, the Company, the Members or the  Purchased  Assets,  (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the Purchased Assets, or (v) require the consent,  approval,  authorization  or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person.

            5.6  SUBSIDIARIES.  Except as set forth on Schedule 5.6, the Company does not own,  directly or indirectly,  any outstanding  voting securities of or other  interests  in, or  control,  any other  corporation,  partnership,  joint venture or other business entity.

            5.7 FINANCIAL STATEMENTS. The Company and the Members have delivered to Relationserve (or will following Closing which post-Closing  deliveries shall be included for the purposes of these  representations  and warranties and which shall  survive the Closing)  true,  correct and  complete  copies of the audited financial  statements of the Company (i) as at, and for the year ending December
31, 2003 and December 31, 2004, and (ii) unaudited quarterly financial statement for each of the calendar  quarters  from  January 1, 2004 through and  including
December 31,  2004,  and as at, and for the  three-month  period ended March 31,
2005,  including the notes thereto (in the case of annual  financial  statements
(the "Financial Statements"), copies of which are to be attached to Schedule 5.7 hereto.  The balance sheet dated as of March 31, 2005 of the Company included in the  Financial  Statements  is also  referred to herein as the "Current  Balance
Sheet." The Financial  Statements fairly present the financial  condition of the
Company at each of the balance  sheet dates and the results of  operations as of the last day of the period covered and for the period covered thereby,  and have been  prepared in  accordance  with GAAP  consistently  applied  throughout  the periods indicated, except as described on Schedule 5.7. The books and records of the Company fully and fairly reflect all  transactions,  properties,  assets and liabilities  of the  Company.  Except as set forth on Schedule  5.7 there are no extraordinary  or  non-recurring  items of income or expense  during the periods covered by the  Financial  Statements  and the  balance  sheets  included in the
Financial  Statements do not reflect any write-up or revaluation  increasing the book value of any assets, except as specifically disclosed in the notes thereto.
The Company  did not have any  liability  (actual,  contingent  or accrued)  not
reflected  on  such  Financial  Statements,   other  than  potential  contingent
liability which may arise under the L-Soft  Software Claims (which  liability is an Excluded  Liability),  of which the Company  and the  Members  represent  and warrant  that no claim has as of the  Closing  date been  asserted  against  the
Company in writing..  The Financial Statements reflect all adjustments necessary for a fair presentation of the financial  information  contained therein.  There has  been  no  change  in any  significant  accounting  policies,  practices  or procedures of the Company in connection  with the Business  other than as may be disclosed in the Notes to the Financial Statements.

            5.8 CHANGES SINCE THE CURRENT BALANCE SHEET DATE.  Since the date of the Current  Balance Sheet,  the Company has operated in the ordinary  course of business and has not (i) issued any  membership  interests or other  securities;
(ii) made any  distribution  of or with respect to its  membership  interests or other  securities  or purchased or redeemed any of its  membership  interests or securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or employees  or amended any other terms of  employment  of such persons;  (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practices; (v) made or obligated  itself to make capital  expenditures out of the ordinary course of business consistent with past practices; (vi) made any payment in respect of its liabilities  other than in the ordinary course of business  consistent with past
practices;   (vii)  incurred  any  obligations  or  liabilities  (including  any
Indebtedness)  or  entered  into  any  transaction  or  series  of  transactions involving in excess of Ten Thousand  Dollars  ($10,000) in the  aggregate out of the ordinary course of business,  consistent with past practices except for this
Agreement and the transactions  contemplated hereby;  (viii) suffered any theft, damage,  destruction or casualty loss,  (whether or not covered by insurance) of its assets;  (ix) suffered any  extraordinary  losses (whether or not covered by insurance); (x) waived, canceled,  compromised or released any rights; (xi) made or adopted any change in its  accounting  practice or  policies;  (xii) made any adjustment  to its books and records other than in respect of the conduct of its business  activities  in the ordinary  course  consistent  with past  practices;
(xiii) entered into any transaction  with any Affiliate;  (xiv) entered into any employment  agreement;  (xv) entered into,  terminated,  amended or modified any agreement;  (xvi)  imposed  any  security  interest  or other Lien on any of its assets;  (xvii)  delayed  paying any accounts  payable which are due and payable except to the extent being contested in good faith;  (xviii) made or pledged any charitable  contribution;  (xix)  entered  into any  other  transaction  or been subject  to any event  which has or may have a  Material  Adverse  Effect on the
Company, the Business or the Purchased Assets; (xx) acquired any interest in any corporation,  partnership  or other  venture;  (xxi) made any loans to any third party or employee except in the ordinary course of business consistent with past practices; or (xxii) agreed to do or authorized any of the foregoing.

            5.9 LIABILITIES OF THE COMPANY;  INDEBTEDNESS.  The Company does not have any liabilities or obligations,  whether accrued,  absolute,  contingent or otherwise,  whether due or to become due,  probable of assertion or not,  except
(a) to the extent  reflected or disclosed in the Current Balance Sheet,  (b) set forth on Schedule 5.9 or (c) retained by the Company. Schedule 5.9 is a true and complete  list of all  Indebtedness  of the Company,  including  the name of the lender,  payoff  amount,  per diem  interest  and any  prepayment  penalties  or premiums.

            5.10  LITIGATION.  Except as set forth on Schedule 5.10, there is no action,  suit,  or other  legal or  administrative  proceeding  or  governmental investigation  pending,  or to the  knowledge  of  the  Company  or the  Members threatened or contemplated,  against, by or affecting, the Company, the Members, the Business or the Purchased  Assets (or the use,  operation or value thereof), or which  questions  the  validity  or  enforceability  of this  Agreement,  the
Company's  ability to perform this  Agreement or any aspect of the  transactions contemplated  hereby, and there is no basis for any of the foregoing.  Except as set forth on  Schedule  5.10,  there has been no action,  suit or other legal or administrative proceeding or governmental investigation against, by or affecting the Company,  the Members,  the Business or the Purchased  Assets.  There are no
outstanding   orders,   decrees,   stipulations  or  agreements  issued  by  any
Governmental  Authority  in any  proceeding  or agreed to by the  Company or the
Members to which the  Company or the  Members are or were a party which have not been complied with in full.

            5.11 ENVIRONMENTAL MATTERS. The Company is and has at all times been
in  full  compliance  with  all  Environmental   Laws  governing  its  business,
operations, properties and assets. The Company, in connection with the Business, has not generated, used, transported,  treated, stored, released or disposed of, or has suffered or permitted  anyone else to generate,  use,  transport,  treat, store,  release or dispose  of, any  hazardous  substance  in  violation  of any
Environmental  Law; (ii) to the best of the Company's  knowledge,  there has not been  any  generation,  use,  transportation,  treatment,  storage,  release  or disposal  of any  hazardous  substance  in  connection  with the  conduct of the
Business or the use of any  property or facility of the Company or to any nearby or  adjacent  properties  which has created or might  reasonably  be expected to create  any  liability  under  any  Environmental  Law or  which  would  require reporting to or notification of any Governmental Authority; (iii) to the best of the Company's knowledge, no asbestos or polychlorinated  biphenyl or underground storage tank is contained in or located at any facility  occupied or used by the
Company;  and (iv) any hazardous  substance  handled or dealt with in any way in connection with the Business,  whether before or during the Company's ownership, has been and is being handled or dealt with in all respects in  compliance  with all applicable Environmental Laws.

            5.12 REAL  ESTATE.  The  Company  does not own any  parcels  of real property.

                                       10

            5.13 GOOD TITLE,  ADEQUACY AND  CONDITION OF PURCHASED  ASSETS.  The
Company has good and marketable title to the Purchased  Assets,  including,  but not limited to the Database, with full power to sell, convey,  transfer,  assign and deliver the same, free and clear of any Liens, other than Liens for personal property taxes not yet due and payable,  to Relationserve in accordance with the terms of this Agreement. The Purchased Assets constitute,  in the aggregate, all of the assets and  properties  necessary  for the conduct of the Business in the manner in which and to the  extent to which such  Business  is  currently  being conducted.  The  Purchased  Assets are in good  operating  condition and repair, normal wear and tear excepted,  and have been  maintained in accordance with all applicable specifications and warranties and good industry practice.

            5.14 COMPLIANCE WITH LAWS; LICENSES AND PERMITS.

            (a) The Company has complied with all laws,  regulations  and orders applicable  to it, its  Business  and  operations  as  presently  or  previously conducted,  including,  without limitation, all federal, state and local privacy laws, rules and regulations,  and all other applicable laws of similar tenor and effect,  all laws relating to occupational  health and safety,  equal employment opportunities,  fair employment practices and discrimination,  privacy, security and exchange of information,  the Digital Millennium Copyright Act, the CAN-SPAM
Act of 2003,  rules and regulations  promulgated by the Federal Trade Commission
and  the  Federal  Communications   Commission,   and  other  laws,  rules,  and
regulations, applicable to the Business or any of its properties or assets. None of the Fair Credit Reporting Act, the Consumer Credit  Protection Act, the Truth
in Lending Act, the Fair Credit Billing Act, the Equal Credit  Opportunity  Act,
the Fair Debt Collections  Practices Act, the  Graham-Leach-Bliley  Act, nor any
rules and regulations  promulgated  pursuant to these laws are applicable to the operations  of the  Business.  The Company has obtained  all  material  federal, state, local and foreign governmental Permits which are required for the conduct of the Business presently or proposed to be conducted by Company,  which Permits are in full force and effect and no violations  are  outstanding or uncured with respect to any such Permits and no proceeding is pending or, to the knowledge of the Company,  threatened to revoke or limit any such Permit. Schedule 5.14 lists all Permits of Company which are required for, used in or relate to the Business or the Purchased  Assets.  The Company has furnished to  Relationserve  true and correct copies of all such Permits.

            (b) Schedule 5.14 sets forth the consumer privacy policies that have been  adopted  by the  Company  in  connection  with the  Business  and that are currently  in effect for the  Company.  The Company  thereof has complied in all material  respects with all such consumer  privacy  policies and any  applicable privacy policies posted on its web sites. The Company has taken all commercially reasonable steps to protect and maintain the confidential nature of the personal information  provided  to the  Company  by  Persons  who do not  consent  to the
disclosure  of  such  information.   All  personally  identifiable   information
collected by the Company has been used in accordance with the applicable privacy policy.

            (c) All information contained in the Databases maintained by Company
(the "Database  Information")  has been at all times (i) collected in compliance with fair information collection practices (including but not limited to (a) the guidelines  promulgated  by the  Online  Privacy  Alliance;  (b)  the  standards

                                       11

promulgated by the Direct  Marketing  Association,  and (c) all applicable laws, rules and regulations,  domestic and foreign, including but not limited to those relating  to the use or  collection  of  information  collected  from  or  about consumers) so that, at a minimum and prior to submitting any  information to the
Company or its agents,  Internet  users received  notice of how the  information will be used and a choice whether to submit such  information;  and (ii) stored, maintained  and used in  accordance  with such  notices and all laws,  rules and regulations,  domestic  and  foreign.  The  Company  has  the  right  to use and commercially  exploit the Database  Information,  free of  consideration  to any
Person. The Databases contain approximately Fifty Million (50,000,000) Valid and
Unique Records.  For purposes of this Agreement,  a "Valid and Unique Record" is
(i) a Record with an e-mail address that accepts delivery of email transmissions
(i.e., emails not rejected as "undeliverable");  (ii) the post office address of the  residence of the person with the  applicable  e-mail  address;  and (iii) a subject  Record is not  duplicative  of other  Records  contained  in any of the
Databases.  The  Company  has Fifty  Million  (50,000,000)  records  meeting the criteria of (i) and (iii) of the  definition  of Valid and Unique  Records.  For purposes of this  Agreement,  a "Record" is a set of information  consisting of:
(i) one "opt-in" or  "permission-based"  e-mail address,  and (ii) the first and last name of the  e-mail  user that uses such  e-mail  address.  In  determining whether  there are  Fifty  Million  (50,000,000)  Valid and  Unique  Records,  a
duplicative Record will be counted only once.

            5.15  LABOR AND  EMPLOYMENT  MATTERS.  Schedule  5.15 sets forth the name,  address  and  current  rate of  compensation  and/or  commission  of each employee  of  the  Company.  The  Company  is not a  party  to or  bound  by any collective  bargaining  agreement or any other agreement with a labor union, and there has been no effort by any labor union during the  twenty-four  (24) months prior to the date hereof to organize  any  employees  of the Company into one or more collective  bargaining units.  There is no pending,  or to the knowledge of the Company and the Members threatened,  labor dispute,  strike or work stoppage which  affects  or which may affect the  Company  or the  Business  or which may interfere  with its  continued  operations.  Neither  the Company nor any agent, representative  or employee  thereof has within the last twenty-four (24) months committed any unfair labor practice as defined in the National  Labor  Relations
Act, as amended, and there is no pending, or to the knowledge of the Company and the Members  threatened,  charge or complaint against the Company by or with the
National  Labor  Relations  Board or any  representative  thereof.  Neither  the
Company nor the Members is aware that any  employee  has any plans to  terminate his  employment  with the Company and the Company has no plans to terminate  any employees.  There has been no strike,  walkout or work stoppage involving any of the  employees of the Company  during the  twenty-four  (24) months prior to the
date  hereof.   Schedule  5.15  sets  forth  all  commission   and/or  incentive
compensation plans and the terms of such plans.  Except as set forth on Schedule
5.15,   there   are   no   employment,   non-compete,   consulting,   severance,
indemnification  or other Contracts between the Company and any of its officers, directors,  employees and Affiliates.  The Members are not party to any Contract with any employee or consultant of the Company or have any other  arrangement to pay any salary, bonus or other compensation to any such Person after the Closing
Date. The Company has complied in all respects with applicable  laws,  rules and
regulations   relating  to  employment,   civil  rights  and  equal   employment
opportunities,  including but not limited to, the Civil Rights Act of 1964,  the
Fair Labor  Standards Act, the Americans with  Disabilities  Act, as amended and the Immigration Reform and Control Act of 1986, as amended. Relationserve shall, in its sole  discretion,  determine  those  employees  of the  Company,  to whom
Relationserve may extend an offer of employment.  Neither  Relationserve nor its

                                       12

assignee(s)  shall  have any  obligation  to employ or offer to employ any other persons  currently  or formerly  employed by the  Company.  All  liabilities  or obligations  to any  employee  of the  Company  resulting  from  Relationserve's failure  to  offer  employment  to any  employee  shall be and  remain  the sole responsibility  and  liability of the Company.  The Company has paid to date all accrued wages, salary, bonus, commissions,  vacation and sick pay due to be paid
on  or  before  the  Closing  Date  for  all  of  its   employees,   agents  and
representatives,   including  payroll  overheads,   subject  to  normal  payroll
practices. The Company shall indemnify,  defend and hold harmless Relationserve,
its  shareholders,   directors,   officers,   employees,   Affiliates,   agents,
representatives and their respective successors and assigns from and against any liability  that may be incurred by reason of the Company  having  failed to make such payments.

            5.16 EMPLOYEE BENEFIT PLANS.

            (a) Schedule 5.16 contains a true and complete list of each employee benefit plan as defined in Section 3(2) of ERISA employee  welfare benefits plan as defined in  Section  3(1) of ERISA,  and each  deferred  compensation,  stock option,  stock  purchase,  bonus,  medical,  welfare,  disability,  severance or termination  pay,  insurance or incentive plan, and each other employee  benefit plan, program, agreement or arrangement, (whether funded or unfunded, written or oral,  qualified or  nonqualified),  sponsored,  maintained or contributed to or required  to be  contributed  to by the  Company  or by any  trade or  business, whether or not  incorporated,  that  together with the Company would be deemed a
"single  employer" within the meaning of Section 4001 of ERISA (a "Company ERISA
Affiliate"),  for the  benefit  of any  employee,  terminated  employee,  leased
employee  or  former  leased  employee,   director,   officer,   shareholder  or
independent  contractor  of the  Company or any  Company  ERISA  Affiliate  (the
"Employee  Benefit  Plans").  Schedule  5.16  identifies  each  plan  that is an
"employee  benefit  plan,"  within the  meaning of  Section  3(3) of ERISA.  The
Company has no liability  with respect to any plan,  arrangement  or practice of the type  described in this Section 5.16 other than the Employee  Benefit  Plans set forth on Schedule 5.16.

            (b) The  Company  does  not  participate  currently  and  has  never participated  in and is not required  currently  and has never been  required to contribute to or otherwise  participate in any "multi employer plan," as defined in Sections  3(37)(A) and  4001(a)(3) of ERISA and Section 414(f) of the Code or
any "multiple  employer  plan" within the meaning of Section  210(a) of ERISA or
Section 413(c) of the Code.

            (c) No  Employee  Benefit  Plan  is or at any  time  was a  "defined benefit  plan" as defined in Section 3(35) of ERISA or a pension plan subject to the funding  standards  of Section 302 of ERISA or Section 412 of the Code.  The
Company does not participate  currently and has never participated in and is not required  currently  and has never been  required to  contribute to or otherwise participate in any plan, program or arrangement subject to Title IV of ERISA.

            (d) With respect to each Employee  Benefit Plan of the Company:  (i)
each has been  administered in compliance with its terms and with all applicable laws including,  without limitation, ERISA and the Code; (ii) no actions, suits, claims or disputes are pending or threatened  against any such Plan, the trustee or fiduciary of any such Plan, the Company or any assets of any such Plan; (iii)
no audits,  proceedings,  claims or demands  are pending  with any  Governmental
Authority  including,  without limitation,  the Internal Revenue Service and the

                                       13

Department of Labor; (iv) all reports, returns and similar documents required to be  filed  with any  Governmental  Authority  or  distributed  to any such  Plan participant  have been duly or timely filed or  distributed;  (v) no "prohibited transaction",  within the  meaning  of ERISA or the Code,  or breach of any duty imposed on  "fiduciaries"  pursuant to ERISA has occurred;  (vi) all required or discretionary  (in accordance with  historical  practices)  payments,  premiums, contributions,  reimbursements or accruals for all periods ending prior to or as of the Closing shall have been made or properly  accrued on the Current  Balance
Sheet or will be properly  accrued on the books and records of the Company as of the  Closing;  (vii) no such  plan has any  unfunded  liabilities  which are not reflected on the Current Balance Sheet or the books and records of the Company.

            (e) The  Company  shall  be  solely  liable  for all  contributions, benefits and other  obligations  with respect to all Employee  Benefit  Plans of which the Company is or ever has been a party or by which it is or ever has been bound in connection with the Business,  including  without  limitation,  (i) any profit-sharing, deferred compensation, bonus, stock option, phantom stock, stock purchase,  pension,  retainer,  consulting,  retirement,  severance,  welfare or incentive plan,  agreement or arrangement  (including,  without limitation,  all employee  benefit plans which are intended to be qualified  under Section 401(a)
of Code (including any "multiemployer" plans within the meaning of Section 3(37)
of  ERISA)),  (ii) any plan,  agreement  or  arrangement  providing  for "fringe benefits" or perquisites to employees, officers, directors or agents, including, but not limited to, benefits  relating to automobiles,  clubs,  vacation,  child care, parenting, sabbatical, sick leave, medical, dental, hospitalization,  life insurance  and other types of insurance of the  Business,  (iii) any  employment agreement,  or (iv) any other  "employee  benefit  plan"  within the  meaning of
ERISA.  The  Company  has  no  responsibility   for  and  has  not  assumed  any
pension-related  liability of any predecessor business or Person.  Relationserve shall have no  liability  or  obligations  (as a successor  or  otherwise)  with respect to the Plans,  except to the extent, if any, that liability is expressly assumed by Relationserve.

            (f) True and  complete  copies of each  Employee  Benefit Plan and a
copy  of  the  Employee   Handbook  of  the  Company  have  been   furnished  to
Relationserve.  In the case of any  unwritten  Employee  Benefit Plan, a written description  of such plan has been  furnished to  Relationserve.  All amendments required to bring any Employee  Benefit Plan into conformity with any applicable provisions of ERISA and the Code have been duly adopted.

            (g)  With  respect  to each  Employee  Benefit  Plan of the  Company intended  to qualify  under Code  Section  401(a) or  403(a),  (i) the  Internal
Revenue Service has issued a favorable  determination letter, which has not been revoked,  that any such plan is tax-qualified and each trust created  thereunder has been  determined by the Internal  Revenue  Service to be exempt from federal income tax under Code  Section  501(a);  (ii) nothing has occurred or will occur through  the  Closing  which  would  cause  the  loss of such  qualification  or exemption or the imposition of any penalty or tax liability; (iii) no reportable event (within the meaning of Section 4043 of ERISA) has  occurred;  and (iv) the present value of all liabilities under any such plan will not exceed the current fair market  value of the assets of such plan  (determined  using the  actuarial assumption used for the most recent actuarial valuation for such plan).

            (h)  No  Employee   Benefit  Plan   obligates  the  Company  to  pay
separation,  severance,  termination  or  similar  benefits  as a result  of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as defined in Section 280G of the Code) and no individual shall accrue

                                       14

or receive any additional benefits, service or accelerated rights to payments of benefits under any Employee Benefit Plan as a result of the actions contemplated by this Agreement.

            (i) No Employee Benefit Plan provides medical or dental benefits for any  current  or former  employees  of the  Company  or its  predecessors  after termination of employment other than the rights that may be provided by law.

            (j) The Company has  complied  with the notice and  continuation  of coverage  requirements  of  Section  4980B  of the  Code,  and  the  regulations thereunder,  and Part 6 of Title I of ERISA  ("COBRA") and has complied with the
Health  Insurance  Portability  and  Accountability  Act of 1996  ("HIPAA") with respect to any group health plan within the meaning of Code Section  5000(b)(1).
The Company will be  responsible  for the  continued  compliance  with COBRA and
HIPAA with respect to all of its current and former employees at the time of the
Closing.

            (k)  Relationserve  will not suffer any loss, cost or liability as a result of any claim that the Company or any entity that would be aggregated with the Company  under Code Section  414(b),  (c), (m) or (o), has not complied with the  provisions of this Section 5.16 with respect to each Employee  Benefit Plan maintained by any such entity.

            5.17 TAX MATTERS.  All Tax Returns  required to be filed on or prior to the Closing Date with respect to the Company,  the Business and the Purchased
Assets have been or will be timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects.  All  liabilities  for Taxes incurred but unpaid  whether or not a Tax Return was due or the Tax required to be paid by or with respect to the Company,  the  Business and the  Purchased  Assets have been paid or are accrued on the Current  Balance Sheet.  The Company has withheld and paid all Taxes to the appropriate  Governmental  Authority required to have been withheld and paid in  connection  with  amounts  paid or owing to any  employee, independent contractor,  creditor, shareholder, or other Person. With respect to each taxable  period of the Company:  (i) no deficiency  or proposed  adjustment which has not been  settled or  otherwise  resolved  for any amount of Taxes has been asserted or assessed by any taxing authority against the Company;  (ii) the
Company has not  consented to extend the time in which any Taxes may be assessed or collected  by any taxing  authority;  (iii) the Company has not  requested or been  granted an extension of the time for filing any Tax Return to a date later than the Closing; (iv) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress,  pending,  or to the knowledge of the
Company and the Members threatened,  against or with respect to the Company, the
Business or the Purchased Assets regarding Taxes; and (v) there are no Liens for
Taxes (other than for current  Taxes not yet due and payable)  upon the Company, the Business or the Purchased  Assets. No sales or use tax (other than sales tax on motor vehicles), non-recurring intangible tax, documentary stamp tax or other excise tax (or  comparable  tax  imposed  by any  governmental  entity)  will be
payable  by  the  Company  or   Relationserve  by  virtue  of  the  transactions
contemplated in this Agreement.

            5.18  INSURANCE.  The  Company  is,  and  at  all  times  since  its inception,  and the  Business  has  been,  covered  by  valid,  outstanding  and enforceable  policies of insurance  from reputable  insurers  covering all risks

                                       15

involving  the  Business  normally  insured  against by companies in the same or similar  lines of business  and in coverage  amounts  typically  carried by such companies (the  "Insurance  Policies").  Such  Insurance  Policies and all bonds maintained  by the Company are in full force and effect,  and all  premiums  due thereon have been paid.  The Company has complied  with the  provisions  of such
Insurance Policies in all material  respects.  Schedule 5.18 contains a complete and correct list of all Insurance Policies and all amendments and riders thereto
(copies  of which have been  provided  to  Relationserve),  and  identifies  the insurer,  type of coverage and policy  period for each policy.  During the three year period prior to the Closing Date, the Company has not made any claims under any of the Insurance  Policies,  and has suffered no losses that would give rise to any such claims,  for an amount in excess of Ten Thousand  Dollars  ($10,000)
except as set forth on Schedule  5.18.  The Company has not failed to give, in a timely  manner,  any notice  required  under any of the  Insurance  Policies  to preserve its rights thereunder. The Company has not received any notice or other indication from any insurer or agent of any intent to cancel or not to renew any
of  such  Insurance   Policies.   There  are  no  outstanding   requirements  or
recommendations by any insurer that issued a policy with respect to the Business or the Purchased Assets.

            5.19 RECEIVABLES. All Receivables being transferred to Relationserve hereunder are valid and legally  binding,  represent bona fide  transactions and arose in the ordinary course of business of the Company.  All of the Receivables are  good  and  collectible  receivables,  and  will  be  collected  in  full in accordance with the terms of such  Receivables (and in any event within nine (9)
months following the Closing), without dispute, setoff or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance
Sheet  and  calculated  in  accordance  with  GAAP and  further  subject  to the occurrence of events outside the reasonable  control of Company causing any such receivable to be  uncollectible.  Schedule 5.19 is a true,  complete and correct list of all  Receivables  as of the date  hereof.  The Company  will  deliver to
Relationserve  a true,  complete  and  correct  list of all  Receivables  of the
Business as of a date not more than five (5) days prior to the Closing Date.

            5.20 INTELLECTUAL PROPERTY.

            (a) Schedule 5.20 sets forth, the Intellectual  Property (as defined in Article XI) owned by the Company,  a complete and accurate list of all United
States and foreign  patent,  copyright,  trademark,  service mark,  trade dress, domain name and other  registrations and  applications,  indicating for each the applicable  jurisdiction,  registration number (or application number), and date issued or filed, and all unregistered Intellectual Property.

            (b) All registered Intellectual Property of the Company is currently in compliance with all legal requirements  (including timely filings, proofs and payments of fees), is valid and enforceable,  and is not subject to any filings, fees or other  actions  falling  due within 90 days after the Closing  Date.  No registered  Intellectual  Property of the Company has been or is now involved in any cancellation, dispute or litigation, and, to the knowledge of the Company or the Members, no such action is threatened. Except as set forth in Schedule 5.20, no  patent  of the  Company  has been or is now  involved  in any  interference, reissue, re-examination or opposition proceeding.

                                       16

            (c) Schedule  5.20 sets forth a complete  and  accurate  list of all
licenses,   sublicenses,   consent,   royalty  or  other  agreements  concerning
Intellectual  Property  to which the  Company  is a party or by which any of its assets are bound  (other  than  generally  commercially  available,  non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively,  "License Agreements"). All of the
Company's License  Agreements are valid and binding  obligations of Company that are parties  thereto,  enforceable in accordance with their terms except as such
enforceability   may  be   limited   by   applicable   bankruptcy,   insolvency,
reorganization,  moratorium,  or  similar  laws  affecting  the  enforcement  of creditors'  rights  generally  and general  equitable  principles  regardless of whether such  enforceability  is considered in a proceeding at law or in equity, and there  exists no event or  condition  which will  result in a  violation  or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company under any such License Agreement.

            (d) The Company owns (and Relationserve shall following Closing own)
or has the valid right to use all of the Intellectual Property necessary for the conduct of the Business as currently  conducted or  contemplated to be conducted and for the ownership,  maintenance and operation of the Company's  Business and assets. No royalties,  honoraria or other fees are payable by the Company to any
Person for the use of or right to use any Intellectual  Property,  except as set forth in Schedule 5.20.

            (e) All  Intellectual  Property owned by the Company is described in
Schedule  5.20.  The Company  exclusively  owns,  free and clear of all Liens or obligations to license all such owned Intellectual Property, and the Company has executed all necessary  agreements  and performed all necessary due diligence to make the foregoing statement. The Intellectual Property of the Business is fully assignable  free and clear of any Liens.  The Company  has a valid,  enforceable and,  subject  to  obtaining  required  consents  set  forth in  Schedule  5.20, transferable  right  to  use  all  licensed  Intellectual  Property.  Except  as disclosed  in Schedule  5.20,  the Company has the right to use all of its owned and licensed  Intellectual Property in all jurisdictions in which it conducts or proposes to conduct its businesses.

            (f) The  Company  has taken  all  commercially  reasonable  steps to maintain,  police and protect the Intellectual Property which it owns, including the proper policing activities and the execution of appropriate  confidentiality agreements and intellectual  property and work product assignments and releases.
Except as disclosed in Schedule 5.20, (i) to the knowledge of the Company or the
Members,  the conduct of the  Company's  businesses  as  currently  conducted or planned to be conducted  does not infringe or otherwise  impair or conflict with
("Infringe")   any  Intellectual   Property  rights  of  any  Person,   and  the
Intellectual  Property  rights  of the  Company  is not being  Infringed  by any
Person;  and (ii) there is no litigation or order pending or outstanding,  or to the knowledge of the Company or the Members,  threatened or imminent, that seeks to  limit  or  challenge  or that  concerns  the  ownership,  use,  validity  or enforceability of any Intellectual Property of the Company and the Company's use
of any  Intellectual  Property owned by a third party,  and, to the knowledge of the Company or the Members, there is no valid basis for the same.

            (g)  Schedule  5.20 lists all  software  (i) (other  than  generally commercially available, non-custom,  off-the-shelf software application programs having a retail  acquisition  price of less than $10,000 per license)  which are

                                       17

owned,  licensed to or by the Company,  leased to or by the Company or otherwise used by the Company, and identifies which software is owned, licensed, leased or otherwise used, as the case may be; and (ii) which are sold, licensed, leased or otherwise  distributed by the Company to any third party,  and identifies  which software is sold, licensed,  leased, or otherwise  distributed,  as the case may
be. All software  owned by the Company,  and all  software  licensed  from third parties by the Company,  (i) to the  knowledge of the Company,  is free from any material defect, bug, virus, or programming, design or documentation error; (ii)
operates and runs in a reasonable and efficient  business  manner;  and (iii) to the  knowledge  of  the  Company,  conforms  in  all  material  respects  to the specifications and purposes thereof.  The Company has taken all reasonable steps to  protect  the  Company's  rights in its  confidential  information  and trade secrets. Except as disclosed in the Schedule 5.20, each employee, consultant and contractor who has had access to proprietary  Intellectual Property has executed an agreement to maintain the  confidentiality of such Intellectual  Property has executed  appropriate  agreements  that are  substantially  consistent  with the
Company's  standard  forms thereof (true and complete  copies of which have been delivered to Relationserve). Except under confidentiality obligations, there has been no material disclosure of any of the Company's confidential  information or trade secrets to any third party.

            (h) For the purposes of the  representations and warranties provided
in  this  Section  5.20,   the  Company's   "Max  90"  system  shall  be  deemed
"Intellectual  Property" and software  therefore shall be deemed "software" with respect to which the  foregoing  representations  and  warranties  contained  in
Section   5.20  (a)  through   5.20  (g)  shall  be  true  and   correct.   Such
representations  and warranties shall not be the exclusive  representations  and warranties with respect to the Max 90 system.

            5.21 CONTRACTS.  Schedule 5.21 sets forth a list of each Contract to which the  Company  is a party or by which it or its  properties  and assets are bound and which is material to its  business,  assets,  properties  or prospects
(the "Material  Contracts"),  true,  correct and complete copies (in the case of written  Contracts) and summaries (in the case of oral  Contracts) of which have been provided to Relationserve,  excluding  standard customer  contracts entered into in the ordinary course of business,  without material modification from the preprinted forms used by the Company in the ordinary course of business,  copies of which have been supplied to Relationserve. Each Material Contract is a legal, valid  and  binding  obligation  of the  Company,  and to the  knowledge  of the
Company, the other parties thereto,  enforceable against the Company, and to the knowledge of the Company,  the other parties  thereto in  accordance  with their respective  terms,  except as such  enforceability  may be limited by applicable bankruptcy,  insolvency,  reorganization,  moratorium, or similar laws affecting the enforcement of creditors' rights generally and general equitable  principles regardless of whether such  enforceability  is considered in a proceeding at law or in equity.

            5.22 The copy of each written  Material  Contract or summary of each oral Material Contract furnished to Relationserve is a true and complete copy of the  document  it  purports to  represent  or  summary,  as the case may be, and reflects all  amendments  thereto made through the Closing Date. The Company has not violated any of the terms or conditions of any Material Contract or any term or condition  which would permit  termination  or  modification  of any Material
Contract,  and to the  knowledge  of the  Company  and  the  Members  all of the covenants to be performed by any other party thereto have been fully  performed, and there are no claims  for breach or  indemnification  or notice of default or

                                       18

termination   under  any  Material   Contract.   No  event  has  occurred  which
constitutes,  or after notice or the passage of time, or both, would constitute, a default by the Company  under any Material  Contract,  and to the knowledge of the Company and the Members,  no such event has occurred  which  constitutes  or would constitute a default by any other party. The Company is not subject to any liability  or payment  resulting  from  renegotiation  of amounts paid under any
Material  Contract.  As used in this  Section  5.21,  Material  Contracts  shall
include,  without  limitation:  (a)  loan  agreements,   indentures,  mortgages,
pledges,  hypothecations,  deeds of trust,  conditional  sale or title retention
agreements,   security  agreements,   letters  of  credit,  commitment  letters,
equipment  financing  obligations or guaranties,  or other sources of contingent liability in respect of any Indebtedness;  (b) contracts  obligating the Company to provide or purchase  products  or services  for a period of one year or more;
(c) leases of real  property  and leases of  personal  property  not  cancelable without  penalty on notice of sixty (60) days or less or calling  for payment of
an  annual  gross  rental   exceeding  Ten  Thousand  Dollars   ($10,000);   (d)
distribution,  sales agency or franchise or similar  agreements,  or  agreements providing for an independent  contractor's  services,  or letters of intent with respect to same;  (e)  employment  agreements,  management  service  agreements, consulting agreements,  confidentiality agreements,  non-competition agreements, employee  handbooks,  policy statements and any other agreements relating to any employee,  officer or director of the  Company;  (f)  licenses,  assignments  or transfers of trademarks,  trade names, service marks, patents, copyrights, trade secrets  or know  how,  or other  agreements  regarding  proprietary  rights  or intellectual property; (g) any Contract relating to pending capital expenditures by the Company;  (h) any non-competition  agreements  restricting the Company in any manner; and (i) other material Contracts or understandings,  irrespective of subject  matter and whether or not in writing,  not entered into in the ordinary course of business by the Company and not otherwise  disclosed on the Schedules.
Consummation  of the  transactions  contemplated by this Agreement will not (and will not give any  Person a right  to)  terminate  or  modify  any  rights of or accelerate or augment any obligation of, the Company under any Contract.

            5.23  ACCURACY  OF  INFORMATION  FURNISHED  BY THE  COMPANY  AND THE
MEMBERS.  No statement or  information  made or furnished by or on behalf of the
Company   or  the   Members   to   Relationserve   or   any  of   Relationserve'
representatives,  including  those  contained in this  Agreement  the  Schedules attached  hereto and in any related  agreements  and the other  information  and statements  referred to herein and  previously  furnished by or on behalf of the
Company or the Members,  contains or shall contain any untrue  statement of fact or omits or shall  omit any fact  necessary  to make the  information  contained therein not misleading in any material manner.  The Company and the Members have provided  Relationserve with true, accurate and complete copies of all documents listed or described in the various Schedules  attached hereto.  There is no fact or information known to the Company or the Members that has or is likely to have a Material Adverse Effect on the Business or the Purchased Assets or the ability of the Company to perform under this Agreement, and the Company has not received notice of any deficiencies in the condition or operation of any of the Purchased
Assets and, after making due inquiry of its employees,  the Company is not aware of any notice having been given with respect to the foregoing, whether or not in writing.

            5.24  CUSTOMERS.  Schedule  5.24  provides  a  customer  list  which identifies  the  contact  person  for  each  customer  and  identifies  the  top twenty-five  customers of the Company as measured by annual revenue for the last twelve  (12)  months.  True,  correct  and  complete  copies  of the form of the
Company's  standard  customer  contracts  have been  furnished by the Company to

                                       19

Relationserve.  The Company has not violated in any  material  manner any of the terms or  conditions of any of its customer  contracts,  and to the knowledge of the Company and the Members all of the material covenants to be performed by any other  Person  thereto  have been  fully  performed  and there are no claims for breach or  indemnification or notice of default or termination  thereunder.  The
Company is  providing  services  to such  customers  on a direct  bill basis and reasonably believes that such customers have the financial capability to pay for such  services.  There are (i) no customers of the Company  accounting  for more than 10% of the gross revenues of the Business for the last twelve month period, and (ii) no sole source  suppliers of significant  goods or services (other than electricity,  gas,  telephone  or water) to the Company in  connection  with the
Business,  with respect to which  alternative  sources of supply are not readily available on comparable terms and conditions. Nether the Company nor the Members have received in the last twelve-month period any written or oral communications from any customer to the effect that such  customer  intends to  discontinue  or reduce  the amount of  business  conducted  with the  Company or seeks to adjust downward  the price of  services  and  products  supplied by the Company to such customer.

            5.25 NAMES;  PRIOR  ACQUISITIONS.  All names under which the Company does business as of the date hereof are specified on Schedule  5.25. The Company has not  changed its name or used any assumed or  fictitious  name,  or been the surviving  entity in a merger,  acquired any  business or changed its  principal place of business or chief executive office, within the past three (3) years.

            5.26 NO COMMISSIONS.  Except as set forth on Schedule 5.26,  neither the Company nor the Members has  incurred  any  obligation  for any  finder's or broker's or agent's fees or  commissions or similar  compensation  in connection with the transactions contemplated hereby.

            5.27 PRODUCT  WARRANTIES AND REBATES.  The Company does not make and has not made any express or implied  product  warranties  or  altered,  amended, varied or expanded any  manufacturers'  product  warranty in connection with the sale or lease of any  products.  Schedule 5.26 contains a true and complete list and  description  of any and all customer  rebates,  discounts or  reimbursement programs or special terms or conditions (including, without limitation, products supplied  to  customers  on a  demonstration  basis)  which have been or will be offered by the Company in connection  with the Business at any time prior to the
Closing and pursuant to which any obligations or liabilities of the Company,  of any nature whatsoever and whether matured or unmatured, remain outstanding.

            5.28 RELATED PARTY  TRANSACTIONS.  None of the Company,  the Members
and any Person with an interest in Members, nor any entity in which Members or a
Person with an interest in Members owns any beneficial interest, have any direct or indirect  interest in any customer,  supplier or competitor of the Company or in any Person from whom or to whom the Company leases real or personal property.
No  Affiliate  of the  Company or its  Members,  has any  interest in any of the
Purchased  Assets or any property used in or pertaining to the Business.  Except as set forth on  Schedule  5.27,  no  officer,  director  or the  Members of the
Company, no Person with an interest in the Members,  nor any entity in which any such  Person  owns  any  beneficial  interest,  is a party  to any  Contract  or transaction  with the Company or has any  interest in any  property  used by the
Company.

                                       20

            5.29  POWERS OF  ATTORNEY.  The  Company  has not given any power of attorney  (irrevocable  or otherwise) to any Person for any purpose  relating to the Business or the  Purchased  Assets,  other than powers of attorney  given to regulatory authorities in connection with routine qualifications to do business.

            5.30 BOOKS AND RECORDS. The books of account and other financial and
corporate  records  (including,   without  limitation,  general  ledgers,  sales
invoices,  registers  and  ledgers,  duplicate  check  vouchers  and  supporting documents,  payroll registers, check registers, bank statements, cost accounting records,  inspection  reports and warranty and quality  control  records) of the
Company are in all material  respects  complete and correct,  are  maintained in accordance with good business  practices and have been  accurately  reflected in the Current  Balance  Sheet.  The minute books of the Company  contain  accurate records of all meetings and accurately  reflect all other company actions of the
Members.

            5.31 PAYMENT OF INDEBTEDNESS.  The Company will pay or make adequate provision for payment of all amounts of Indebtedness required to be paid for the ongoing  nature of the Business that are recurring or similar  charges unpaid as of the Closing Date with the cash portion of the Purchase  Price, on the Closing
Date.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE CLOSING

            6.1  CONDUCT OF BUSINESS BY THE  COMPANY  PENDING THE  CLOSING.  The
Company and the Members  covenant and agree that,  except with the prior written consent of  Relationserve,  between the date of this  Agreement  and the Closing
Date,  the Business  shall be conducted  only in, and the Company shall not take any action  except in, the  ordinary  course of  business  consistent  with past practice.  The Company shall use its reasonable  best efforts to preserve intact its  business  organization,  to keep  available  the  services  of its  current officers,  employees and consultants,  and to preserve its present relationships with  customers,  suppliers  and  other  persons  with  which  it  has  business relations. By way of amplification and not limitation, except as contemplated by this  Agreement,  the Company and the Members shall not between the date of this
Agreement and the Closing Date,  directly or indirectly,  do or propose or agree to do any of the following  without the prior written consent of  Relationserve:
(a)  amend or  otherwise  change  its  articles  of  organization  or  operating agreement;  (b) issue or authorize the issuance of, any membership interests, or any options,  warrants,  convertible  securities  or other rights of any kind to acquire any membership interests or other ownership interest of the Company; (c)
declare,  set aside, make or pay any dividend or other distribution,  payable in cash,  stock,  property  or  otherwise,  with  respect to any of its  membership interests;  (d)  transfer  any of the  outstanding  membership  interests of the
Company;  (e)  reclassify,  combine,  split,  subdivide  or redeem,  purchase or otherwise acquire, directly or indirectly,  any of its membership interests; (f)
acquire (including,  without limitation,  for cash, or shares of stock, property or services,  by merger,  consolidation  or  acquisition of stock or assets) any interest in any  corporation,  partnership  or other  business  organization  or division  thereof;  (g)  incur any  additional  Indebtedness  other  than in the ordinary course of business consistent with past practices;  (h) create Liens on any  currently  existing  assets;  (i) make (or  commit  to  make)  any  capital expenditures  except in the ordinary  course of business;  (j) make any loans or

                                       21

advances to any Person or guarantee the indebtedness of any Person;  (k) sell or dispose of any of its assets,  other than in the  ordinary  course of  business, consistent  with  past  practice;  (l) enter  into,  modify  or  terminate,  any
Contract,  other than in the ordinary  course of business  consistent  with past practice;  (m) pay any bonus to or increase the compensation or benefits payable or to become payable to its employees,  independent  contractors or consultants;
(n) pay, discharge or satisfy any existing claims,  liabilities,  obligations or
Indebtedness other than in the ordinary course of business  consistent with past practice;  (o) increase or decrease prices charged to its customers,  except for previously  announced  price  changes,  or take any  other  action  which  might reasonably  result in any increase in the loss of  customers;  or (p) agree,  in writing or otherwise,  to take or authorize any of the foregoing  actions or any other action which would make any representation or warranty in Article V untrue or incorrect.  The Company shall give written notice to  Relationserve  promptly following the occurrence of any event which has had (or which is likely to have)
a Material  Adverse  Effect upon its assets,  business,  operations,  prospects, properties or condition (financial or otherwise).

                                  ARTICLE VII

                 CERTAIN AGREEMENTS AND COVENANTS OF THE PARTIES

            7.1 FURTHER ASSURANCES;  COMPLIANCE WITH COVENANTS. Each party shall execute and deliver such  additional  instruments  and other documents and shall take such  further  actions as may be necessary or  appropriate  to  effectuate, carry  out  and  comply  with  all  of the  terms  of  this  Agreement  and  the transactions  contemplated  hereby and to satisfy  the  conditions  set forth in
Article VIII and Article IX. The Members and the Company shall,  and shall cause the Company's accountants to cooperate with Relationserve' accountants from time to time in connection with any audit of the assets, property and business of the
Company  including  the execution and delivery by the Members and the Company of customary audit  representation  letters. The Members shall cause the Company to comply with all of the  covenants of the Company  under this  Agreement.  At the
Closing,  the  Company  and  the  Members  covenant  and  agree  to  deliver  to
Relationserve  the certificates and other documents  required to be delivered to
Relationserve  pursuant to Article VIII, and Relationserve  covenants and agrees to deliver to the Company and the Members the  certificates  and other documents required to be delivered to the Company and the Members pursuant to Article IX.

            7.2 OTHER ACTIONS.  The Company shall take all appropriate  actions, and do, or cause to be done, all things necessary, proper or advisable under any applicable laws,  regulations and Contracts to consummate and make effective the transactions  contemplated  herein,  including,  without limitation,  filing any
notice,   statement  or  other   communication,   obtaining   and  providing  to
Relationserve all Permits of any Governmental Authority and parties to Contracts with the  Company as are  necessary  for the  consummation  of the  transactions contemplated  hereby  and do all  such  other  acts  and  things,  all as may be reasonably  requested by Relationserve to assure to Relationserve all the rights and  interests  granted or  intended  to be granted  under this  Agreement.  The
Company  shall  take or cause to be  taken  such  other  reasonable  actions  as
Relationserve  may require to more effectively  transfer,  convey and assign to, and  vest  in,  Relationserve,  and put  Relationserve  in  possession  of,  the
Purchased Assets as contemplated by this Agreement.

                                       22

            7.3  NOTIFICATION  OF CERTAIN  MATTERS.  The Company and the Members
shall give prompt notice to Relationserve of the occurrence or non-occurrence of any event which would  likely  cause any  representation  or warranty  contained herein to be untrue or  inaccurate,  or any  covenant,  condition,  or agreement contained herein not to be complied with or satisfied.

            7.4 CONFIDENTIALITY;  PUBLICITY. Except as may be required by law or as  otherwise  permitted or expressly  contemplated  herein,  no party hereto or their respective Affiliates, employees, agents or representatives shall disclose to any third party this  Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto.  No press release or other public announcement  related to this Agreement or the transactions  contemplated hereby shall be issued by the Company or the Member on one hand or Relationserve on the other hand without the prior approval of the other.

            7.5 NO OTHER DISCUSSIONS.  So long as this Agreement is in force and effect, the Company,  the Members, and their respective  Affiliates,  employees, agents and representatives  will not (i) initiate or encourage the initiation by others  of,  discussions  or  negotiations  with  third  parties  or  respond to solicitations by third persons relating to any merger, sale or other disposition of any  substantial  part of the assets,  business or  properties of the Company
(whether by merger,  consolidation,  sale of stock or  otherwise)  or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the  foregoing  transactions.  For so long as this  Agreement  is in  force  and effect, the Company and the Members will immediately notify Relationserve if any third party  attempts to initiate any  solicitation,  discussion or  negotiation with respect to any of the foregoing transactions.

            7.6  RESTRICTIVE  COVENANTS.  The Company and the Members each agree that after the Closing Relationserve shall be entitled to the goodwill and going concern  value of the  Business  and to  protect  and  preserve  the same to the maximum  extent  permitted  by law.  The  Company  and  the  Members  each  also acknowledge that its management contributions to the Business have been uniquely valuable and involve proprietary  information that would be competitively unfair to use or to make  available to any  competitor of the  Business.  For these and other  reasons  and,  as an  inducement  to  Relationserve  to enter  into  this
Agreement,  and in order to assure that  Relationserve will realize the benefits of the  transactions  contemplated  hereby,  the Company and each of the Members agree that they will not:

            (a) for a period of five (5) years  following  the Closing Date (the
"Noncompete  Period"),  directly  or  indirectly,  alone or as a partner,  joint venturer,  officer,  director,  member, manager,  employee,  consultant,  agent, independent  contractor,  lender or security holder, of any company or business, through an Affiliate,  for its own benefit or as an agent for another, engage in any activities, carry on or participate in the ownership,  management or control of, or allow its name or  reputation  to be used in or by, any other  present or future business enterprise that competes with Relationserve in the activities of or is  substantially  similar  to the  Business;  provided,  however,  that  the beneficial  ownership  of less than one percent  (1%) of  outstanding  shares or interests of any entity  actively  traded on a national  securities  exchange or recognized  over-the-counter  market shall not be deemed,  in and of itself,  to violate the prohibitions of this Section 7.6;

                                       23

            (b) during the Noncompete Period, directly or indirectly, either for itself or any other  Person,  (i) induce or attempt  to induce any  employee  of
Relationserve  or  any  of  its  Affiliates  (collectively,  the  "Relationserve
Companies") to leave the employ of the Relationserve Companies,  (ii) in any way interfere  with the  relationship  between the  Relationserve  Companies and any employee of the  Relationserve  Companies,  (iii) employ or otherwise engage, or offer to employ or otherwise engage,  any Person who is then (or was at any time within  six  months  before  the time of such  employment,  engagement  or offer thereof) an employee,  sales  representative  or agent of the Company (or of the
Relationserve Companies as successor to the Business), or (iv) induce or attempt to  induce  any  customer,  supplier,  licensee,  or  business  relation  of the
Relationserve  Companies  to  cease  its  relationship  with  the  Relationserve
Companies;

            (c) during the Noncompete Period, directly or indirectly,  employ or enter into any  arrangement to pay salary,  bonus or other  compensation  to any person who was employed by the  Relationserve  Companies during the previous six
(6) months,  or in any manner seek to induce any  employee of the  Relationserve
Companies to leave his or her employment; and

            (d) at any time following the Closing Date,  directly or indirectly, in any way utilize,  disclose, copy, reproduce or retain in their possession any of the Relationserve  Companies'  proprietary or confidential rights, records or information  acquired  hereunder,  including,  but not limited to, any  customer lists.

The  Company  and the  Members  agree  and  acknowledge  that  the  restrictions contained  in this Section 7.6 are  reasonable  in scope and  duration,  and are necessary to protect the  Relationserve  Companies.  The Company and the Members
agree and acknowledge that any breach of this Section 7.6 will cause irreparable injury to the  Relationserve  Companies and upon any breach or threatened breach of any  provision  of this Section 7.6,  the  Relationserve  Companies  shall be entitled to injunctive relief,  specific  performance or other equitable relief, without the necessity of posting bond; provided,  however, that this shall in no way limit any other  remedies  which the  Relationserve  Companies may have as a result of such breach, including the right to seek monetary damages. The parties hereto agree that Relationserve may assign,  without  limitation,  the foregoing restrictive  covenants to any successor to the Business.  The provisions of this
Section 7.6 shall be  construed  as an  agreement on the part of the Company and the  Members  independent  of any  other  part of this  Agreement  or any  other agreement,  and the  existence of any claim or cause of action of the Company or any of the Members against Relationserve or the Relationserve Companies, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Relationserve of the provisions of this Section 7.6.

            In  addition,  all  Persons  with an  interest in a Member and those
Persons listed on Schedule 7.6 shall execute a non-compete  agreement containing the provisions of this Section 7.6 (the "Noncompete Agreements")

            7.7 CONSENTS.  Prior to the Closing,  the Company shall use its best efforts to obtain and receive consents to the transactions  contemplated  hereby and waivers of rights to  terminate or modify any rights or  obligations  of the
Company from any  Person(s)  from whom such consent or waiver is required  under any Contract to which the Company or the Purchased  Assets are bound  (including the Customer Contracts, the Assumed Contracts, the Equipment Leases and the Real

                                       24

Property Leases), or who, as a result of the transactions  contemplated  hereby, would have the right to terminate or modify such Contracts,  either by the terms thereof or as a matter of law.

            7.8 PAYOFF AND ESTOPPEL LETTERS.  Prior to the Closing,  the Company
shall request and deliver to Relationserve  payoff and estoppel letters from all holders  of any  Indebtedness  of the  Company to be paid off on or prior to the
Closing,  which letters shall contain payoff  amounts,  per diem interest,  wire transfer  instructions and an agreement to deliver to  Relationserve,  upon full payment of any such Indebtedness, UCC-3 termination statements, satisfactions of mortgage or other  appropriate  releases  and any original  promissory  notes or other evidences of indebtedness marked canceled.  At Closing,  the Company shall deliver to Relationserve  appropriately  completed UCC-3 Termination  Statements ready for execution by each  creditor that is named in a financing  statement on file against any of the Company's assets and shall have caused to be filed UCC-3
Termination  Statements  for financing  statements on file against the Company's assets pertaining to inactive or previously terminated financings.

            7.9 RECEIVABLES.  At or prior to the Closing Date, the Company shall deliver to Relationserve a true, complete and correct list of all Receivables to be transferred to Relationserve  pursuant to Section 1.1(g).  From and after the
Closing,  the Company shall cooperate with  Relationserve  upon  Relationserve's
request  to  notify  each  payor  of  any   Receivables   of  such  transfer  to
Relationserve. The Company and the Members hereby agree and acknowledge that any and all payments in respect of such Receivables that are received by the Company or any  Members  after the  Closing  shall be held in trust for the  benefit  of
Relationserve and delivered to Relationserve as soon as practicable.

            7.10 POST-CLOSING  ACTIONS OF THE COMPANY.  At Closing,  the Company
shall  change its name to a name that does not  include  the words Omni Point or any derivation  thereof and shall immediately  discontinue and no longer use the name Omni Point or any deviation thereof.  At the request of Relationserve,  the
Company will notify vendors,  customers,  banks, and others of the assignment of accounts  receivables and other  transfers  pursuant to this Agreement and shall authorize  and advise all such persons  that the  Business has been  acquired by
Relationserve  which shall be authorized to take all actions with respect to the
Business on and following Closing.

            7.11  EXECUTION  OF FURTHER  DOCUMENTS.  From and after the Closing, upon the  reasonable  request  of  Relationserve,  the  Company  shall  execute, acknowledge  and deliver all such  further  deeds,  bills of sale,  assignments, transfers,  conveyances,  powers of attorney and assurance as may be required or appropriate to convey and transfer to and vest in Relationserve  and protect its right,  title and interest in all of the  Purchased  Assets and to carry out the transactions contemplated by this Agreement.

            7.12 TRANSACTION DOCUMENTS. At Closing, the Company shall enter into the Bill of Sale, Assignment and Assumption  Agreement,  in the form attached as
Exhibit A, the Noncompete Agreements in the form attached as Exhibit B, and such other closing documents requested by Relationserve.

                                       25

            7.13 PASSAGE OF TITLE AND RISK OF LOSS. Legal title, equitable title and risk of loss with  respect  to the  property  and  rights to be  transferred hereunder  shall  not  pass to  Relationserve  until  the  property  or right is transferred at the Closing and possession thereof is delivered to Relationserve.

            7.14  EXPENSES  AND  TAXES.  All  costs  and  expenses  incurred  in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. Any transfer, documentary, sales, use, registration,  value added and other similar Taxes  applicable to the conveyance and  transfer  from the Company to  Relationserve  of the  Purchased  Assets and
related fees  (including any penalties,  interest and additions to Tax) shall be paid by the Company.

            7.15  ACCESS TO  INFORMATION  AND  COOPERATION.  The  Company  shall provide to  Relationserve  and its counsel,  accountants,  consultants and other representatives,  full  access,  during  normal  business  hours,  to all of its properties,  books, accounts, tax returns,  contracts,  commitments and records, furnish to  Relationserve  all such  information  concerning  its  business  and affairs as Relationserve reasonably may request and cause its independent public accountants  to permit  Relationserve  and its  representatives  to examine  all records and working  papers in order to permit an  independent  accounting  firm selected  by  Relationserve  to  conduct  an audit of the  Business's  financial statements in a diligent  manner.  Such  cooperation  shall include,  but not be limited to, issuing representation  letters to Relationserve's  accountants with respect to all financial  statements of Seller  covering  dates or periods on or prior to the Closing Date.

            7.16 TRANSITION  INSURANCE.  If requested by Relationserve  prior to the Closing  Date,  and to the extent  permissible  under the subject  insurance policies,  the Company shall  maintain in effect for a period of sixty (60) days following  the  Closing  Date the  Company's  insurance  policies  covering  the
Purchased  Assets at the same level of coverage as in effect prior to and on the
Closing Date.  Buyer shall reimburse the Company for the  out-of-pocket  cost of maintaining such coverage after the Closing Date.

            7.17 WARN.  The Company  hereby  represents  and  warrants  that for purposes of the Worker  Adjustment and Retraining  Notification Act ("WARN") and
with  respect to  employees  performing  services  for the  Business  (i) in the previous  thirty (30) days there has been no employment loss at a single site of fifty (50) or more employees,  (ii) no single site of employment of the Business has, or during the past ninety (90) days has had, fifty (50) or more  employees.
Company shall be responsible  for WARN Act  compliance,  and cost thereof,  with respect to the transactions  contemplated by this Agreement.

            7.18  COOPERATION.  Company  and each  Member  will  cooperate  with
Relationserve, and Company and each Member will use its best efforts to have the officers, directors and other employees of Company cooperate with Relationserve, at  Relationserve's  request  and  expense,  on and  after the date  hereof,  in endeavoring to effect the collection of accounts and notes  receivable  owing to
Company at the Closing Date and in furnishing information,  evidence,  testimony and other assistance in connection with any actions,  proceedings,  arrangements or disputes involving the Company and/or Relationserve and based upon contracts, arrangements, commitments or acts of Company which were in effect or occurred on or prior to the date hereof.

                                       26

            7.19  AUTHORIZATION;  MAIL. Company agrees that Relationserve  shall have the  right  and  authority  to  collect  for the  account  of  Company  all receivables  and other items  which shall be  transferred  to  Relationserve  as provided herein,  and to endorse with the name of Company any checks received on account of any such  receivables  or other  items.  Company  agrees that it will promptly  transfer and deliver to Relationserve  any cash or other property that
Company may receive in respect of any such  receivables or other items.  Company authorizes  and  empowers  Relationserve  from and after the date  hereof (i) to receive and open mail  addressed  to Company and (ii) to deal with the  contents thereof  in any  manner  Relationserve  sees  fit,  providing  such mail and the contents  thereof relate to the Purchased Assets or otherwise to the business of
Company,  as  conducted  by  Relationserve  or to  any  of  the  liabilities  or obligations  assumed by  Relationserve  hereunder.  Company agrees to deliver to
Relationserve promptly upon receipt any mail, checks or other documents received by them  pertaining  to the Purchased  Assets or the  Business,  as conducted by
Relationserve, or any of the liabilities or obligations assumed by Relationserve hereunder. Relationserve agrees to deliver to Company any mail which it receives to which it is not  entitled by reason of this  Agreement  or  otherwise  and to which Company is entitled.

            7.20  EMPLOYEES.  From and after the Closing Date,  the Company will use its best  efforts to keep  available  to  Relationserve  the services of the present  employees of Company and, from and after the date hereof,  agree to use its best  efforts  to cause  each  employee  of  Company to become and remain an employee of Relationserve from and after the Closing Date.

                                  ARTICLE VIII

                 CONDITIONS TO THE OBLIGATIONS OF RELATIONSERVE

            The   obligation   of   Relationserve   and  Parent  to  effect  the
transactions contemplated hereby shall be subject to the fulfillment at or prior to the  Closing  Date of the  following  conditions,  any or all of which may be waived in whole or in part in writing by Relationserve:

            8.1 ACCURACY OF  REPRESENTATIONS  AND WARRANTIES AND COMPLIANCE WITH
OBLIGATIONS.  The  representations and warranties of the Company and the Members contained in this  Agreement  shall be true and correct at and as of the Closing
Date with the same force and effect as though made at and as of that time except
(i) for matters  specifically  permitted by or disclosed on any Schedule to this
Agreement,  and (ii) that those  representations  and  warranties  which address matters  only as of a  particular  date shall remain true and correct as of such date.  The Company and the Members shall have performed and complied with all of their  respective  obligations  required by this  Agreement  to be  performed or complied with at or prior to the Closing Date. The Company and the Members shall have delivered to  Relationserve  a  certificate,  dated as of the Closing Date, duly signed (in the case of the Company, by its President), certifying that such
representations   and  warranties  are  true  and  correct  and  that  all  such obligations have been complied with and performed.

            8.2 NO MATERIAL  ADVERSE CHANGE OR DESTRUCTION OF PROPERTY.  Between
the date  hereof and the  Closing  Date,  (i) there  shall have been no Material
Adverse  Change in the Purchased  Assets or the Business,  (ii) there shall have been no  adverse  federal,  state  or local  legislative  or  regulatory  change affecting in any material  respect the  Purchased  Assets or the  Business,  and

                                       27

(iii)  none of the  Purchased  Assets  shall have been  damaged by fire,  flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) and there shall have been delivered to Relationserve a certificate to that effect, dated the Closing Date and signed by or on behalf of the Company and the Members.

            8.3  CORPORATE  CERTIFICATE.  The Company  shall have  delivered  to
Relationserve (i) copies of its Articles or Organization and Operating Agreement
of the Company as in effect  immediately  prior to the Closing Date, (ii) copies of resolutions  adopted by the Board of Directors and the Members of the Company
authorizing  and approving the execution and delivery of this  Agreement and the performance  of  the  transactions  contemplated  by  this  Agreement,  (iii)  a certificate of incumbency,  dated as of the Closing,  of the Members,  directors and officers executing this Agreement or any related agreements,  instruments or certifications  for Closing,  (iv) a certificate of good standing of the Company issued by the  Secretary  of State of the State of Florida as of a date not more than  five  (5)  days  prior  to the  Closing  Date,  certified  in the  case of subsections (i) and (ii) of this Section as of the Closing Date by the Secretary of the Company as being true, correct and complete.

            8.4 DELIVERY OF PURCHASED  ASSETS.  (a) At the Closing,  the Company
shall duly execute and deliver to Relationserve  (or its assignee) Bills of Sale and Assignment and Assumption  Agreements in the form attached hereto as Exhibit
A and such other  instruments  of transfer of title as are necessary to transfer to  Relationserve  (or its assignee) good and marketable  title to the Purchased
Assets  (including  endorsed  titles  for  unencumbered   vehicles   transferred
hereunder) free and clear of any Liens other than the Assumed  Liabilities,  and shall deliver to  Relationserve  (or its assignee)  immediate  possession of the
Purchased Assets.

            8.5  CONSENTS.  The Company  shall have  received and shall  deliver evidence of all necessary Permits,  to the transactions  contemplated hereby and waivers  of rights to  terminate  or modify  any  rights or  obligations  of the
Company from any Person from whom such  consent or waiver is required  under any
Contract to which the Company or the Purchased  Assets are bound  (including the
Customer  Contracts,  the Assumed  Contracts,  the Equipment Leases and the Real
Property  Leases) as of a date not more than ten (10) days prior to the  Closing
Date, or who, as a result of the transactions  contemplated  hereby,  would have such rights to terminate or modify such  Contracts,  either by the terms thereof or as a matter of law.

            8.6 NO ADVERSE LITIGATION.  There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain,  prohibit,  invalidate or collect damages arising out of
the   transactions   contemplated   hereby,   and  which,  in  the  judgment  of
Relationserve,   makes  it   inadvisable   to  proceed  with  the   transactions
contemplated hereby.

            8.7 BOARD  AND  SHAREHOLDER  APPROVAL.  The  Board of  Directors  of
Relationserve  shall  have  authorized  and  approved  this  Agreement  and  the transactions contemplated hereby.

            8.8  GOVERNMENTAL  CONSENTS.  Relationserve  shall have received all necessary  approvals,  consents,  reviews,  and/or  waivers from all  applicable
Governmental Authorities.

                                       28

            8.9  CLOSING  DOCUMENTS.  The  Company  and  Members  and the  other applicable  parties shall have executed and delivered the documents  required by this Agreement to have been executed and delivered by them.

            8.10 DELIVERY OF FINANCIAL STATEMENTS.  The Company shall deliver to
Relationserve the Financial Statements.

                                   ARTICLE IX

                        CONDITIONS TO THE OBLIGATIONS OF
                           THE COMPANY AND THE MEMBERS

            The  obligations  of the  Company  and the  Members  to  effect  the transactions contemplated hereby shall be subject to the fulfillment at or prior to the  Closing  Date of the  following  conditions,  any or all of which may be waived in whole or in part in writing by the Company and the Members:

            9.1 ACCURACY OF  REPRESENTATIONS  AND WARRANTIES AND COMPLIANCE WITH
OBLIGATIONS.  The representations  and warranties of Relationserve  contained in this  Agreement  shall be true and correct as of the Closing  Date with the same force and effect as though  made at and as of that time  except (i) for  changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those  representations  and  warranties  which  address  matters  only  as  of a particular  date shall  remain true and  correct as of such date.  Relationserve shall have performed and complied with all of its  obligations  required by this
Agreement  to be  performed  or  complied  with  at or  prior  to  the  Closing.
Relationserve shall have delivered to the Company and the Members a certificate, dated as of the Closing  Date,  and signed by an officer,  certifying  that such
representations   and  warranties  are  true  and  correct  and  that  all  such obligations have been complied with and performed in all material respects.

            9.2 PURCHASE PRICE. At the Closing,  Relationserve  shall pay to the
Company the Purchase Price (other than the Deferred  Amount) in accordance  with
Section 2.1, execute the Bill of Sale,  Assignment and Assumption  Agreement and
assume the Assumed Liabilities.

            9.3 NO ORDER OR INJUNCTION. There shall not be pending or threatened any action or  proceeding by or before any court or other  governmental  body an order or injunction  restraining or prohibiting  the  transactions  contemplated hereby.

            9.4  CLOSING  DOCUMENTS.   Relationserve  shall  have  executed  and
delivered  the  documents  required by this  Agreement to have been executed and delivered by it.

                                   ARTICLE X

                                 INDEMNIFICATION

            10.1 (a) The Company and the Members,  jointly and severally,  agree to indemnify  and hold  Relationserve  and each of its  shareholders,  officers,
directors,  employees,  Affiliates,  agents,  representatives,   successors  and
assigns  (collectively,  the  "Relationserve  Indemnitees")  harmless  from  and against any action, cost, damage, disbursement, claim, expense, liability, loss,

                                       29

deficiency,  diminution in value,  obligation,  penalty,  fine, award, judgment, sanction,  charge,  demand,  payment,  assessment  or  settlement of any kind or nature,  whether  foreseeable or unforeseeable,  including,  but not limited to, interest or other carrying costs,  penalties,  reasonable legal,  accounting and other professional fees and expenses incurred in the investigation,  collection, prosecution and defense of claims, actual or threatened,  inquiries, hearings or other legal or administrative proceedings, and amounts paid in settlement of any claim,  lawsuit  or  arbitration  (each a  "Loss"),  that may be  imposed  on or otherwise incurred or suffered by Relationserve arising out of or resulting from
(i) any  inaccuracy  in or  breach  or  non-performance  of any  representation, warranty,  covenant,  certification  or  agreement  made by the  Company  or the
Members in or pursuant to this Agreement, (ii) the failure of the Company or the
Members to perform fully any covenant, provision or agreement to be performed or observed by it pursuant to this  Agreement,  (iii) any other  matter as to which the Company or the Members in other  provisions of this Agreement have agreed to indemnify  Relationserve,  (iv)  any  liability  or  obligation  of the  Company
(whether absolute or contingent, liquidated or unliquidated, or due or to become due), other than the Assumed Liabilities, resulting from the Company's ownership or operation of the Purchased Assets or the Business prior to Closing including, without limitation,  the Excluded Liabilities or related to the Excluded Assets,
(v) any Environmental  Liability,  (vi) any failure to have obtained all Permits required in connection with this Agreement,  (vii) any liability to any employee of the Business  resulting from  Relationserve's  failure to offer employment to such employee (collectively, "Relationserve Indemnifiable Damages").

            Notwithstanding  the foregoing,  Relationserve shall not be entitled to any Indemnifiable  Damages for breaches of the representations and warranties
unless  the  aggregate  of  all  Indemnifiable   Damages  for  breaches  of  the
representations   and   warranties   exceeds   $100,000  (the   "Indemnification
Threshold"), in which case Relationserve shall be entitled to the full amount of
such  Indemnifiable   Damages  in  excess  of  the  Indemnification   Threshold.
Notwithstanding   anything  herein  to  the  contrary,  the  maximum  amount  of indemnification hereunder shall not exceed the Purchase Price.

            (b)  Relationserve  agrees to indemnify and hold the Company and the
Members  and  each  of  their  shareholders,   officers,  directors,  employees,
Affiliates,   agents,    representatives,    heirs,   successors   and   assigns
(collectively,  the "Company  Indemnitees")  harmless from and against any Loss, that may be imposed on or otherwise  incurred or suffered by the Company and the
Members  arising out of or  resulting  from (i) any  inaccuracy  in or breach or non-performance  of any  representation,  warranty,  covenant,  certification or agreement  made by  Relationserve  in or  pursuant to this  Agreement,  (ii) the failure of Relationserve  to perform fully any covenant,  provision or agreement to be  performed or observed by it pursuant to this  Agreement,  (iii) any other matter as to which  Relationserve  in other  provisions  of this  Agreement  has agreed  to  indemnify  the  Company  and  the  Members  (collectively,  "Company
Indemnifiable  Damages" and together with Relationserve  Indemnifiable  Damages, the "Indemnifiable Damages").

            10.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in or made pursuant to this Agreement shall survive for a period of one (1) year after the Closing Date except:  (i) as to any matter as to which a claim has been  submitted  in writing to the other party  before such date and identified as a claim for  indemnification  pursuant to Article X, (ii)
as to any matter  which is based  successfully  upon fraud with respect to which the cause of action shall expire only upon expiration of the applicable  statute

                                       30

of limitations,  (iii) those representations and warranties contained in Section
5.11  (Environmental   Matters);   (iv)  those  representations  and  warranties
contained  in Section  5.13 (Good  Title,  Adequacy  and  Condition of Purchased
Assets);  (v) those  representations  and  warranties  contained in Section 5.16
(Employee   Benefit   Plans)  which  shall  remain  in  full  force  and  effect indefinitely,  and (vi) the representations and warranties  contained in Section
5.17 (Tax Matters)  shall  continue  through the  expiration  of the  applicable statute  of  limitation  (or,  if a  claim  has  been  asserted  prior  to  such
expiration,   until  24  months  after  the  date  of  its  final   resolution).
Notwithstanding  any knowledge of facts  determined or determinable by any party by  investigation,  each  party  shall  have  the  right  to  fully  rely on the representations,  warranties,  covenants  and  agreements  of the other  parties contained  in this  Agreement or in any other  documents or papers  delivered in connection herewith.  Each representation,  warranty,  covenant and agreement of
the  parties   contained  in  this   Agreement  is  independent  of  each  other
representation, warranty, covenant and agreement.

            10.3  THIRD  PARTY  ACTIONS.  Promptly  after  receipt by a party of notice of  commencement  of any action by a third party which could give rise to
Indemnifiable  Damages (an "Indemnified Party") the Indemnified Party will, if a claim thereof is to be made against the other parties  hereto (an  "Indemnifying
Party"),  notify the Indemnifying Party of the commencement  thereof;  provided, however,  that the omission to so notify the Indemnifying Party will not relieve them from any liability  which they may have hereunder  unless the  Indemnifying
Party have been  materially  prejudiced  thereby.  The  parties  agree that with respect to any such third party  action the  Indemnified  Party shall (i) assume the defense  thereof with its own legal counsel,  (ii) provide the  Indemnifying
Party with all information that they reasonably request relating to the handling of  such  claim,  (iii)  confer  with  the  Indemnifying  Party  as to the  most cost-effective manner in which to handle such claim, and (iv) use its reasonable efforts to minimize the cost of handling such claim.

            With  respect to any action  commenced  by a third party which could give rise to  Indemnifiable  Damages  and which seeks  recovery  solely of money damages,  the Indemnifying Party shall have the right to participate in, and, to the extent that they may wish,  jointly or  individually,  to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party; provided, that prior to the  assumption of such defense the  Indemnifying  Party  assuming such  defense must  acknowledge  in writing to the  Indemnified  Party that they shall be fully responsible (with no reservation of rights) for all Indemnifiable
Damages  relating to such claim;  provided,  further,  if the  defendants in any action include both the Indemnified  Party and any of the  Indemnifying  Parties
and there is a conflict of interest  which would  prevent such counsel from also representing the Indemnified  Party,  then the Indemnified  Party shall have the right to select separate counsel to participate in the defense of such action on behalf of the Indemnified Party. After notice from the Indemnifying Party to the
Indemnified  Party of their  election  to so assume  the  defense  thereof,  the
Indemnifying  Party, as applicable,  will not be liable to the Indemnified Party pursuant to the  provisions  of Section  10.1 for the related  counsel  fees and expenses  subsequently  incurred by the Indemnified Party in connection with the defense thereof other than  reasonable  costs of  investigation,  unless (i) the
Indemnified  Party shall have employed counsel in accordance with the provisions of the preceding  sentence;  (ii) the Indemnifying Party shall not have employed counsel  satisfactory  to  the  Indemnified  Party  to  represent  it  within  a reasonable  time after notice of the  commencement  of the action,  or (iii) the
Indemnifying  Party shall not have  authorized the employment of counsel for the

                                       31

Indemnified  Party at the  expense of the  Indemnifying  Party,  as  applicable.
Notwithstanding  anything to the contrary in this Section 10.3, the Indemnifying
Party shall have the right to settle or  compromise  any action for which it has assumed the defense if the settlement or compromise  provides for any injunctive or other equitable  relief against the Indemnified  Party or otherwise  provides for any continuing  obligations of any nature against the  Indemnified  Party or loss of rights of the Indemnified Party, and nothing stated in this Section 10.3
shall  otherwise  affect  the  Indemnifying   Party's   obligation  to  pay  the
Indemnified  Party all  Indemnifiable  Damages  pursuant to Section  10.1.  With respect to any such third party action  assumed by the  Indemnifying  Party,  as applicable,  the parties agree to provide each other with all  information  that they reasonably request relating to the handling of such matter.

            10.4 SET OFF.  Relationserve may set off against the Deferred Amount and/or  Indemnifiable  Damages  for  which the  Company  or the  Members  may be responsible pursuant to this Agreement, subject, however, to the following terms and conditions:

            (a)  Relationserve  shall give written notice to the Company and the
Members of any claim for Indemnifiable  Damages or any other damages  hereunder, which  notice shall set forth (i) the amount of  Indemnifiable  Damages or other loss, damage,  cost or expense which  Relationserve  claims to have sustained by reason thereof, and (ii) the basis of the claim therefore.

            (b) Such  set off  shall be  effected  on the  later to occur of the expiration of ten (10) days from the date of such notice (the "Notice of Contest
Period") or, if such claim is contested, the date the dispute is resolved.

            (c) If, prior to the expiration of the Notice of Contest Period, the
Company or the Members shall notify  Relationserve in writing of an intention to dispute the claim and if such  dispute is not resolved  within  thirty (30) days after  expiration  of such  period,  then  Relationserve  may take any action or exercise any remedy available to it by appropriate  legal proceedings to collect the Indemnifiable Damages.

            (d) All set offs and payments of  Indemnifiable  Damages pursuant to this Section 10.4 shall be treated as adjustments to the Purchase Price.

            (e)  The  Deferred  Amount  shall   constitute  a  deferred  payment
obligation of  Relationserve  to the Company,  which amount shall be (i) paid to the Company in accordance with Section 10.5 hereof,  and (ii) subject to set off as provided in this Section 10.4.

            10.5 DELIVERY OF DEFERRED AMOUNT. Relationserve agrees to deliver to the  Members  no later than  three (3)  business  days  following  the  one-year anniversary of the Closing Date any Deferred Amount then held by it unless there then remains  unresolved  any claim for  Indemnifiable  Damages or other damages hereunder as to which notice has been given,  in which event that portion of the
Deferred  Amount  subject to an ongoing claim shall  continue to be held and the remaining  portion  of the  Deferred  Amount  not  subject  to a claim  shall be released.  Any Deferred Amount  remaining on deposit after such claim shall have been  satisfied  shall be  returned to the  Company  promptly  after the time of satisfaction.

            10.6 NO BAR. If the Deferred  Amount is  insufficient to set off any claim for  Indemnifiable  Damages made  hereunder (or has been  delivered to the

                                       32

Company prior to the making or resolution of such claim), then Relationserve may take any action or exercise  any remedy  available  to it by  appropriate  legal proceedings to collect the Indemnifiable Damages.

                                   ARTICLE XI

                                   DEFINITIONS

            11.1 DEFINED TERMS.  As used herein,  the following terms shall have the following meanings:

            "Affiliate"  shall have the meaning  ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities  Exchange Act of 1934, as amended, as in effect on the date hereof.

            "Assignment and Assumption  Agreement"  shall mean the Bill of Sale,
Assignment and Assumption Agreement,  the form of which is attached as EXHIBIT B hereto.

            "Code" means the  Internal  Revenue  Code of 1986,  as amended,  and treasury regulations promulgated thereunder.

            "Contract" means any agreement, contract,  commitment,  undertaking, obligation,  understanding  or arrangement  whether written or oral,  express or implied.

            "Environmental  Laws" means all  federal,  state,  regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions,  decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof,  or  similar  laws  of  foreign  jurisdictions,  whether  currently  in existence or hereafter  enacted or promulgated,  any of which govern (or purport to govern) or relate to pollution,  protection of the environment, public health and safety,  air emissions,  water  discharges,  hazardous or toxic  substances, solid or  hazardous  waste or  occupational  health and safety,  as any of these terms are or may be defined in such statutes, laws, rules,  regulations,  codes, orders,  plans,  injunctions,  decrees,  rulings and changes or  ordinances,  or judicial or administrative interpretations thereof.

            "Environmental   Liability"   means  any  and  all  liabilities  and
obligations  relating  to or  arising  out of  environmental  matters  or claims relating to or arising from events or  occurrences  taking  place or  conditions existing  (whether known or unknown) prior to the Closing Date or relating to or arising from events or occurrences taking place or conditions  existing (whether known or unknown) on or after the Closing Date to the extent such matters relate to or arise from the Company's actions on any premises on which the Business was conducted, including, without limitation, (i) any violation or alleged violation of any Environmental Laws including the obligations thereunder to investigate or remediate or otherwise  undertake  removal of hazardous  substances  or (ii) any actual or alleged handling or discharging of hazardous substances.

            "ERISA" means the Employee  Retirement  Income Security Act of 1974, as amended, and the rules and regulations  promulgated  thereunder and published interpretations related thereto.

                                       33

            "GAAP" means generally accepted  accounting  principles as in effect in the United States from time to time.

            "Governmental Authority" means any nation or government,  any state, regional,  local or other  political  subdivision  thereof,  and any  entity  or
official   exercising   executive,   legislative,    judicial,   regulatory   or
administrative functions of or pertaining to government.

            "Indebtedness"  means all  obligations  of the  Company (i) which in accordance with GAAP should be classified upon a balance sheet of the Company as indebtedness, (ii) for borrowed money or purchase money financing which has been incurred in connection with the acquisition of property or services, guaranties, letters of credit,  or deferred  purchase  price,  (iii)  secured by any lien or other  charge upon  property  or assets  owned by the  Company,  even though the
Company  has not assumed or become  liable for the payment of such  obligations,
(iv)  created or arising  under any  conditional  sale or other title  retention agreement with respect to property  acquired by the Company,  whether or not the rights and remedies of the lender or lessor under such agreement in the event of default  are  limited  to  repossession  or  sale  of the  property,  or (v) for remaining  payments under any leases  (including,  but not limited to, equipment leases,  operating leases and capital leases),  or rental purchase  options,  in each case  including,  without  limitation,  accrued  and unpaid  interest,  and prepayment or early termination payments or penalties associated with any of the foregoing items (i) through (v) whether mandatory or optional.

            "Intellectual   Property"   means  all  United  States  and  foreign
intellectual property, including all worldwide trademarks,  service marks, trade names, URLs and Internet domain names, designs, slogans, logos, and trade dress, together  with all  goodwill  related  to the  foregoing;  patents,  copyrights, processes,  operating rights, computer software,  technology,  trade secrets and other confidential information,  customer and supplier lists and data, know-how,
processes,   techniques,   formulae,   algorithms,   models,   user  interfaces,
inventions,  plans,  proposals,  advertising and promotional materials,  and all
registrations,     applications,     recordings,    renewals,     continuations,
continuations-in-part,     divisions,    reissues,    reexaminations,    foreign
counterparts, and other legal protections and rights related to the foregoing.

            "Lien" means any mortgage,  option,  pledge,  right, claim,  charge, security interest,  encumbrance,  easement, lease, covenant, lien, adverse claim or preferential arrangement of any kind (whether on sale, transfer,  disposition or  otherwise),  whether  imposed by agreement,  understanding,  law,  equity or otherwise.

            "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights,
obligations,   operations,  business  or  prospects  which  change  (or  effect)
individually  or in the  aggregate,  is  materially  adverse to such  condition, properties, assets, liabilities,  rights, obligations,  operations,  business or prospects.

            "Permit" means any license, permit,  agreement,  consent,  approval, franchise, certificate of authority,  authorization,  qualification or order, or any waiver of the  foregoing,  required by any Person in  connection  with,  and necessary  to the  operation  of, the  Business or the use or  ownership  of the
Purchase Assets.

                                       34

            "Person" means an  individual,  partnership,  corporation,  business trust, joint stock company,  estate, trust,  unincorporated  association,  joint venture, Governmental Authority or other entity, of whatever nature.

            "Tax Return" means any report,  return,  filing or other information required to be filed in connection with or with respect to any Taxes.

            "Taxes"  means  all  taxes,  fees,  charges  or  other  assessments, including,  but not limited to,  income,  excise,  property,  sales,  franchise, intangible,  transfer,  gross  receipt,  capital  stock,  production,  business, occupation,  disability,  employment,  payroll, severance,  withholding,  social security and  unemployment  taxes imposed by any Government  Authority,  and any interest or penalties (civil or criminal) related thereto or to the non-payment, late payment or  underpayment  thereof,  and any Loss or liability in connection with the determination, settlement or litigation of any Tax liability.

            11.2  OTHER  DEFINITIONAL  PROVISIONS.  All  terms  defined  in this
Agreement shall have the defined meanings when used in any certificates, reports or other  documents  made or delivered  pursuant  hereto or thereto,  unless the context  otherwise  requires.  Terms  defined  in  the  singular  shall  have  a comparable  meaning when used in the plural,  and vice versa.  All matters of an accounting  nature  in  connection  with  this  Agreement  and the  transactions contemplated  hereby shall be determined  in  accordance  with GAAP applied on a basis  consistent  with prior periods,  where  applicable.  As used herein,  the neuter gender shall also denote the  masculine  and feminine,  and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                                  ARTICLE XII

                             SECURITIES LAW MATTERS

            In addition to the other  representations,  warranties and covenants set forth herein,  as a material  inducement to Relationserve to enter into this
Agreement and to consummate the transactions  contemplated  hereby,  the Company and the Members make the following representations, warranties and covenants, as applicable.

            12.1 INVESTMENT  INTENT.  Each Member is acquiring the Relationserve
Common Stock hereunder for his/her/its own account and with no present intention of  distributing  or selling such shares and further agrees not to transfer such shares in violation of the  Securities Act or any  applicable  state  securities law,  and no one other than the  Members  have any  beneficial  interest  in the shares.  The Member agrees that he/she/it will not sell or otherwise  dispose of any of the Relationserve  Common Stock unless such sale or other disposition has been  registered  under  the  Securities  Act  or,  in the  opinion  of  counsel acceptable to Relationserve,  is exempt from  registration  under the Securities
Act and has been  registered  or  qualified  or, in the opinion of such  counsel acceptable to the  Relationserve,  is exempt from  registration or qualification under applicable  state securities laws. Each Member  understands that the offer and sale by the Relationserve of the  Relationserve  Common Stock being acquired by each Member  hereunder has not been  registered  under the  Securities Act by
reason  of  their  contemplated   issuance  in  transactions   exempt  from  the
registration and prospectus delivery requirements of the Securities Act pursuant

                                       35

to  Section  4(2)  thereof,  and  that the  reliance  of  Relationserve  on such exemption from registration is predicated in part on these  representations  and warranties of each of the Members.

            12.2 ACCREDITED MEMBER.  Each Member is an "accredited  investor" as such term is defined in Rule 501(a) of  Regulation D under the  Securities  Act, and has such knowledge and experience in financial and business  matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder.  Notwithstanding  the foregoing,  the Company may transfer  shares of
Relationserve Common Stock (or any securities received in exchange therefore) to the  Company's  Members  upon such  Members'  execution  of standard  investment letters and other documentation deemed reasonably  acceptable to Relationserve's counsel with regard to an exemption from registration  under what is referred to as Section 4(1 1/2) of the Securities Act and applicable  state securities laws, with such  additional  restrictions on transfer that are applicable to shares of
Relationserve Common Stock held by Company prior to such transfer.

            12.3   ADEQUATE   INFORMATION.   Each  Member  has   received   from
Relationserve,  and has reviewed,  such information  which such Member considers necessary or  appropriate  to evaluate the risks and merits of an  investment in the Relationserve Common Stock.

            12.4 OPPORTUNITY TO QUESTION. Each Member has had the opportunity to question,  and has  questioned,  to the extent deemed  necessary or appropriate, representatives of Relationserve so as to receive answers and verify information obtained in the Member's examination of Relationserve, including the information that the Member has received and reviewed in relation to his/her/its  investment in the Relationserve Common Stock.

            12.5 NO OTHER  REPRESENTATIONS.  No oral or written  representations have been made to any Member in connection with the Member's  acquisition of the
Relationserve  Common  Stock  which  were  in  any  way  inconsistent  with  the
information   reviewed  by  the  Member.   The  Member   acknowledges   that  no
representations or warranties of any type or description have been made to it by any Person with regard to Relationserve,  any of its subsidiaries,  any of their respective  businesses,  properties or prospects or the investment  contemplated herein,  other than the  representations  and warranties set forth in Article IV hereof.

            12.6  KNOWLEDGE AND  EXPERIENCE.  Each Member has such knowledge and experience  in  financial,  tax  and  business  matters,  including  substantial experience  in  evaluating  and  investing in common stock and other  securities
(including the common stock and other securities of speculative  companies),  so
as  to  enable  the  Member  to  utilize  the  information   made  available  by
Relationserve  to such  Member in order to  evaluate  the merits and risks of an investment in the Relationserve  Common Stock and to make an informed investment decision with respect thereto.

            12.7   INDEPENDENT   DECISION.   Each   Member  is  not  relying  on
Relationserve or on any legal or other opinion in the materials  reviewed by the
Member  with  respect  to the  financial  or tax  considerations  of the  Member relating to its investment in the  Relationserve  Common Stock.  Each Member has
relied solely on the representations and warranties, covenants and agreements of
Relationserve  in this  Agreement  (including  the  Exhibits  hereto) and on its examination and independent  investigation in making its decision to acquire the
Parent Common Stock.

                                       36

                                  ARTICLE XIII

                               GENERAL PROVISIONS

            13.1 NOTICES.  All notices,  requests,  demands,  claims,  and other communications hereunder shall be in writing and shall be delivered by certified
or  registered  mail  (first  class  postage  pre-paid),   guaranteed  overnight
delivery,  or  facsimile  transmission  if such  transmission  is  confirmed  by delivery by  certified or  registered  mail (first  class  postage  pre-paid) or guaranteed overnight delivery,  to the following addresses and facsimile numbers
(or to such  other  addresses  or  facsimile  numbers  which  such  party  shall designate in writing to the other party):

           (a)  IF TO RELATIONSERVE OR         Relationserve Access, Inc.
                PARENT TO:                     6421 Congress Avenue
                                               Suite 201
                                               Boca Raton, Florida 33487
                                               Attn: President
                                               Telephone: 561-997-5442
                                               Facsimile: 561-886-0188

                WITH A COPY TO:                Olshan Grundman Frome Rosenzweig &
                                                  Wolosky LLP
                                               Park Avenue Tower
                                               65 East 55th Street
                                               New York, New York 10022
                                               Attn: Harvey J. Kesner, Esq.
                                               Telephone: 212-451-2259
                                               Facsimile: 212-451-2222

           (b)  IF TO THE  COMPANY  OR         Omni  Point  Marketing,  LLC THE
                MEMBERS TO:                    6700 N. Andrews Avenue, 2nd Floor
                                               Ft. Lauderdale, Florida 33309
                                               Attn: Richard Hill
                                               Telephone: 954-202-6100
                                               Facsimile: _____________

                WITH A COPY TO:                Harris Cramer LLP
                                               1555 Palm Beach Lakes Blvd.,
                                               Suite 310
                                               West Palm Beach, FL 33401-2327
                                               Attn: Michael Harris, Esq.
                                               Telephone:  561-689-4441
                                               Facsimile: 561-659-0701

                                       37

or to such other  address as any of them,  by notice to the other may  designate from time to time.  The  transmission  confirmation  receipt  from the  sender's facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted from the date of transmission.

            Notice  shall be deemed  given on the date sent if sent by facsimile transmission  and on the date  delivered (or the date of refusal of delivery) if sent by overnight delivery or certified or registered mail.

            13.2 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.  This Agreement
(including  the  Exhibits and  Schedules  attached  hereto) and other  documents delivered at the Closing pursuant hereto,  contains the entire  understanding of the parties in respect of its subject  matter  herein and  supersedes  all prior agreements and understandings (oral or written) between the parties with respect to such subject  matter.  The parties agree that prior drafts of this  Agreement shall not be deemed to provide any  evidence as to the meaning of any  provision hereof or the intent of the parties  with  respect  thereto.  The  Exhibits  and
Schedules constitute a part hereof as though set forth in full above. Except for the  Relationserve  Affiliates and other persons  expressly  stated herein to be indemnitees,  this  Agreement is not  intended to confer upon any Person,  other than the parties hereto, any rights or remedies hereunder.

            13.3 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented,  canceled or discharged,  except by written instrument executed by all parties.  No failure to  exercise,  and no delay in  exercising,  any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right,  power or privilege  hereunder preclude the exercise of any other right, power or privilege.  No waiver of any breach of any  provision  shall be deemed to be a waiver of any  preceding  or  succeeding breach of the same or any other provision,  nor shall any waiver be implied from any course of dealing between the parties.  No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for  performance of any other  obligations or any other acts.  The rights and remedies of the parties under this  Agreement are in addition to all other rights and  remedies,  at law or equity,  that they may have against each other.

            13.4 BINDING EFFECT;  ASSIGNMENT. The rights and obligations of this
Agreement  shall  bind  and  inure  to the  benefit  of the  parties  and  their respective successors and assigns. The rights and obligations of any party under this  Agreement  may not be assigned  without the prior  written  consent of the other  parties  hereto  except that  Relationserve  may assign its rights to any entity  that  controls,  is  controlled  by  or is  under  common  control  with
Relationserve or to any entity which acquires substantially all of the assets of
Relationserve or survives any merger with Relationserve.

            13.5  COUNTERPARTS.  This  Agreement  or  any  other  agreement  (or
document)   delivered   pursuant  hereto  may  be  executed  in  any  number  of
counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A facsimile signature of any party shall be considered to have the same binding legal effect as an original signature.

                                       38

            13.6  INTERPRETATION.  When a reference is made in this Agreement to an article,  section,  paragraph,  clause,  schedule or exhibit,  such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the Schedules are for reference  purposes only and shall not affect in any way the meaning or  interpretation  of this  Agreement  or the
Schedules.  Whenever the words "include,"  "includes" or "including" are used in this  Agreement,  they  shall be deemed  to be  followed  by the words  "without limitation."

            13.7 CONSTRUCTION.  The parties agree and acknowledge that they have jointly  participated in the negotiation and drafting of this Agreement.  In the event of an  ambiguity  or question  of intent or  interpretation  arises,  this
Agreement  shall be  construed  as if  drafted  jointly  by the  parties  and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship  of any of the  provisions  of this  Agreement.  Any reference to any federal,  state,  local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  If any party has breached any representation,  warranty, or covenant
contained   herein  in  any  respect,   the  fact  that  there  exists   another
representation,  warranty,  or  covenant  relating  to the same  subject  matter
(regardless  of the  relative  levels  of  specificity)  which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the  first  representation,  warranty,  or  covenant.  The mere  listing  (or inclusion  of copy) of a document or other item shall not be deemed  adequate to disclose an exception to a  representation  or warranty made herein  (unless the representation  or warranty  relates  solely to the existence of the document or other items itself).

            13.8 GOVERNING LAW; SEVERABILITY.  This Agreement shall be construed in  accordance  with and governed  for all purposes by the internal  laws of the
State of Delaware  without  reference to principles of conflicts of laws. If any word,  phrase,  sentence,  clause,  section,  subsection  or  provision  of this
Agreement as applied to any party or to any  circumstance is adjudged by a court to be  invalid  or  unenforceable,  the same  will in no way  affect  any  other circumstance  or the  validity  or  enforceability  of any other  word,  phrase, sentence,  clause,  section,  subsection or provision of this Agreement.  If any provision of this Agreement,  or any part thereof,  is held to be  unenforceable because of the  duration of such  provision  or the area  covered  thereby,  the parties agree that the court making such  determination  shall have the power to reduce the duration  and/or area of such  provision,  and/or to delete  specific words  or  phrases,  and in its  reduced  form,  such  provision  shall  then be enforceable and shall be enforced.

            13.9  ARM'S  LENGTH   NEGOTIATIONS.   Each  party  herein  expressly
represents  and warrants to all other parties  hereto that (a) before  executing this  Agreement,  said party has fully informed  itself of the terms,  contents, conditions and effects of this  Agreement;  (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the  opportunity  to seek and has  obtained  the  advice of  counsel  before executing this  Agreement;  (d) said party has acted  voluntarily and of its own free will in  executing  this  Agreement;  (e) said  party is not  acting  under duress, whether economic or physical, in executing this Agreement;  and (f) this
Agreement is the result of arm's length negotiations  conducted by and among the parties and their respective counsel.

                                       39

            13.10 RIGHT OF FIRST REFUSAL.

            (a) For a period  commencing  on the  Closing  Date  and  continuing through a date that is the thirty (30) months  anniversary  following  such date following the Closing Date as Parent  shall,  by merger,  become a  wholly-owned subsidiary of a company who  maintains a class of securities  that may be traded on any  securities  exchange  or  whose  shares  are  quoted  on  the  regulated over-the-counter bulletin board market maintained by the National Association of
Securities Dealers,  Inc. (the "Restricted  Period"),  each of the Company, each
Member,  and any transferee from Company or any Member ("Seller") agrees that it or they will not sell, transfer, grant any lien upon or security interest in, or otherwise convey  ("Transfer")  any  Relationserve  Common Stock,  including any shares of any other company  received in any merger,  consolidation or otherwise on account of any Relationserve  Common Stock, that such person holds, except in accordance with the provisions of this Section 13.10.

            (b) If a Seller desires to Transfer any of its Relationserve  Common
Stock during the  Restricted  Period it shall provide  written notice thereof (a
"Transfer  Notice")  to JH  Associates,  Inc.,  or its  assignee,  of the rights provided herein ("Purchaser"). The Transfer Notice shall set forth the aggregate number of  Relationserve  Common Stock that such Seller  desires to Transfer and shall be deemed an irrevocable offer, expiring at 5:00 pm Eastern Standard Time, on the fifth (5th) day following the date such Transfer  Notice is received,  to sell to Purchaser the total number of Relationserve Common Stock covered in such
Transfer Notice at a price per share equal to fifty (50%) percent of the closing price on the last  trading day  immediately  preceding  the date of the Transfer
Notice.

            (c) If  Purchaser  desires to accept an offer in a Transfer  Notice,
such  Purchaser   shall  provide  written  notice  thereof  to  the  Seller  (an
"Acceptance  Notice").  Such notice shall set forth the number of  Relationserve
Common Stock Purchaser desires to purchase. Promptly following acceptance of the offer  contained  in the  Transfer  Notice  (but in no event later than two days following the date of delivery of an Acceptance Notice),  Purchaser shall pay to the Seller the aggregate purchase price for the Relationserve  Common Stock that such Purchaser  agrees to purchase and Seller will deliver to such Purchaser the
Relationserve Common Stock to be purchased by such Purchaser. The parties hereto acknowledge  that any  Purchaser  may  assign to any other  party its  rights to purchase Relationserve Common Stock pursuant to an offer contained in a Transfer
Notice.

            (d) To the extent the offer  contained in a Transfer  Notice expires unexercised, then the Seller shall, for a period of forty-eight (48) hours after expiration  of such  offer,  be  permitted  to sell the number of  Relationserve
Common  Stock  set forth in such  Transfer  Notice  as to which  such  offer has expired  unexercised  to a third party.  If such Shares are not sold within such forty-eight (48) hour period,  they shall again become subject to the provisions of this Section 13.10.

            (e)  Subject  to   satisfaction  of  the  rights  of  Purchaser  and
procedures set forth in Section 13.10(b)-(d),  Sellers agree that they shall not
Transfer the  Relationserve  Common Stock prior to the five (5) year anniversary of this  Agreement,  PROVIDED,  HOWEVER,  Seller(s) may  Transfer,  collectively
(giving  effect to all  transfers  by any other  Seller  during  the  applicable period) up to  175,000  shares of  Relationserve  Common  Stock,  in each of the

                                       40

twelve full  consecutive  calendar months  immediately  following the end of the calendar month  following  commencement  of the Restricted  Period.  Each of the
Members shall be  responsible to each of the other Members and to the Company to allocate such limitations and any sales in excess of such amount, or request for sales,  may be rejected by JH  Associates,  Inc. and  appropriate  stop transfer instructions provided to any transfer agent.

            13.11  PIGGY-BACK  REGISTRATION.  The Company intends that shares of any other company received in any merger,  consolidation or otherwise on account of any Relationserve Common Stock following the Closing Date that are quoted for sale  on  the  regulated  quotation  service  of  the  National  Association  of
Securities Dealers, Inc. known as the over-the-counter  bulleting board, or that are  listed on any  exchange,  shall  have  available  unlimited  and  customary
"piggyback"  registration  rights with respect to such shares of Common Stock as are  received  by the Company as  Purchase  Price  hereunder  or  following  any registration  of the  securities of the Parent under the  Securities Act of 1933
(the "Act") or upon the Parent's  merger with a company (or subsidiary  thereof)
that is a  publicly  reporting  company  under  the Act  (the  "Trigger  Date").
Relationserve  covenants  and agrees  that  should  the Parent or  Relationserve undertake a merger under which shares in the Parent will be exchanged for shares of any  successor  or other  company,  the terms of such merger will  include an undertaking  that should such  company seek to file any  registration  statement under the Act  following  the  Trigger  Date,  that it will  provide  to Company advance  notice of its  intention  to file such  registration  under the Act and provide  Company the opportunity to include in such  registration  all shares of capital  stock  represented  by the Purchase  Price (other than shares which may then be sold pursuant to Rule 144).  Such piggyback  registration  rights may be subject to cutback or lockup provisions but only to the same proportional extent as such  provisions  affect the capital  stock of the senior  executives  of the
Parent, or its public successor.

                                       41

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                           RELATIONSERVE ACCESS, INC.

                                           By:  /s/ Jonathan Honig
                                                --------------------------------
                                                Name:  Jonathan Honig
                                                Title: President

                                           OMNI POINT MARKETING, LLC

                                           By:  /s/ Scott Hirsch
                                                --------------------------------
                                                Name:  Scott Hirsch
                                                Title: CEO

                                           MEMBERS:

                                           COBALT HOLDINGS, LLC

                                           By:  /s/ Richard Hill
                                                --------------------------------
                                                Richard Hill, Manager

                                           MCCALL AND ESTES ADVERTISING, INC.

                                           By:  /s/ Scott Hirsch
                                                --------------------------------
                                                Name:  Scott Hirsch
                                                Title: Vice President

                                           ------------------------------------
                                           Scott Hirsch, individually, as to the
                                           representations     and    warranties
                                           contained   in   Article   V   hereof
                                           applicable to Members, subject to the
                                           limitations set forth in Section 10.1
                                           (a),   and   for   the   purpose   of
                                           acknowledging  to  be  bound  by  the
                                           provisions  of  Section  13.10  as  a
                                           Seller and in the event  such  person
                                           owns   or   controls,   directly   or
                                           indirectly,  any  person  who owns or
                                           controls any  securities  as to which
                                           the  restrictions  of  Section  13.10
                                           apply.

                                           ------------------------------------
                                           Richard Hill, individually solely for
                                           the  purpose of  acknowledging  to be
                                           bound by the  provisions  of  Section
                                           13.10  as a Seller  and in the  event
                                           such   person   owns   or   controls,
                                           directly  or  indirectly,  any person
                                           who owns or controls  any  securities
                                           as  to  which  the   restrictions  of
                                           Section 13.10 apply.

                                       42

                         LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A          Form of Bill of Sale, Assignment and Assumption Agreements

Schedule 1.1(b)    Other Tangible Personal Property
Schedule 1.1(c)    Customer Accounts
Schedule 1.1(d)    Assumed Contracts
Schedule 1.1(h)    Equipment Leases
Schedule 1.1(i)    Intangible Property
Schedule 5.4       Capitalization
Schedule 5.5       Required Consents
Schedule 5.6       Subsidiaries
Schedule 5.7       Financial Statements
Schedule 5.9       Liabilities of the Company, Indebtedness
Schedule 5.10      Litigation
Schedule 5.14      Permits; Policies
Schedule 5.15      Employees
Schedule 5.16      Employee Benefit Plans
Schedule 5.18      Insurance Policies
Schedule 5.19      Receivables
Schedule 5.20      Intellectual Property
Schedule 5.21      Material Contracts
Schedule 5.24      Customers
Schedule 5.25      Names
Schedule 5.26      Commissions
Schedule 5.27      Product Rebates and Discounts
Schedule 5.28      Related Party Transactions
Schedule 7.6       Interested Persons